As filed with the Securities and Exchange Commission on June 6, 2005	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Global Signal Inc.

(Exact name of registrant as specified in its charter)

Delaware	65-0652634
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 North Cattlemen Road
Suite 300
Sarasota, Florida 34232-6427
(941) 364-8886

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Greerson G. McMullen, Esq.
Executive Vice President, General Counsel and Secretary
Global Signal Inc.
301 North Cattlemen Road
Suite 300
Sarasota, Florida 34232-6427
(941) 364-8886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee
Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants	$1,000,000,000	$117,700

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(2)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000 or the equivalent thereof in foreign currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $1,000,000,000 or the equivalent thereof in foreign currencies, less the dollar amount of any other securities issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, depositary shares, debt securities and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2005

PROSPECTUS

Global Signal Inc.

$1,000,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

We may offer, issue and sell from time to time, together or separately, our debt securities, shares of our common stock; shares of our preferred stock, which we may issue in one or more series; depositary shares representing shares of our preferred stock; which may be senior debt securities or subordinated debt securities; or warrants to purchase debt or equity securities, at an aggregate initial offering price which will not exceed $1,000,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

Investing in our securities involves risks. You should read the section entitled "Risk Factors" beginning on page 5 before buying our securities.

Our common stock is listed on the New York Stock Exchange under the trading symbol "GSL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We are organized and conduct our operations to qualify as a real estate investment trust, or a REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our amended and restated certificate of incorporation and amended and restated bylaws contain certain restrictions relating to the ownership and transfer of our common stock, including a 9.9% ownership limit, unless otherwise approved by our board of directors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2005

Unless otherwise stated or the context otherwise requires, references in this prospectus to "GSL," "Global Signal," "the company," "we," "our," and "us" refer to Global Signal Inc. and its direct and indirect subsidiaries.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $1,000,000,000, or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, depositary shares and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange, or NYSE, under the trading symbol "GSL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.gsignal.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Proxy Statement on Schedule 14A for our May 17, 2005 annual meeting of stockholders;

•	Current Reports on Form 8-K filed on January 12, 2005, February 14, 2005, February 16, 2005, February 17, 2005, February 18, 2005, March 10, 2005, March 16, 2005, March 22, 2005 and April 18, 2005, April 28, 2005, May 5, 2005, May 9, 2005, May 10, 2005, May 19, 2005, May 27, 2005 and June 6, 2005;

•	Current Reports on Form 8-K/A filed on January 12, 2005, June 3, 2005 and June 6, 2005;

•	The information contained under Item 4.02 of the Current Report on Form 8-K filed on March 3, 2005; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on May 4, 2004.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Global Signal Inc., Attn: Secretary, 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232, 941-364-8886.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements which are subject to various risks and uncertainties, including without limitation, statements relating to our ability to deploy capital, close acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, anticipate, manage and address industry trends and their effect on our business as well as the nature, terms and timing of the outcome of our renewal negotiations regarding the Arch Lease and the impact of any such renewal or lack thereof, the rate and timing of the deployment of new radio communications systems and equipment by governmental customers, whether our current or prospective tenants who are analog television broadcasters install new equipment at our sites, whether we successfully address other future technological changes in the wireless industry, pay and grow dividends, generate growth organically or through acquisitions, secure financing, increase revenues, earnings, Adjusted EBITDA and/or Adjusted FFO (or AFFO), add telephony and other tenants; and statements relating to how the proceeds of future financings will be used. Forward-looking statements are generally identifiable by use of forward-looking terminology including, but not limited to, "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, failure to successfully and efficiently integrate the Sprint transaction into our operations, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry, changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, the objectives of USA Mobility with respect to the Arch Lease negotiations, the terms of our leases, integration of new software systems, our ability to compete, competing technologies, equipment and software developments, our ability to modify our towers, our ability to obtain credit facilities on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure equity and long-term debt financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. The "Risk Factors" and other factors noted throughout this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or events.

GLOBAL SIGNAL INC.

Global Signal, formerly known as Pinnacle Holdings Inc., is one of the largest wireless communications tower owners in the United States, based on the number of towers owned. On June 2, 2004, we completed our initial public offering through the issuance of 8,050,000 shares of our common stock at $18.00 per share of common stock. On May 26, 2005, we, Sprint Corporation, or Sprint, and certain Sprint subsidiaries consummated an agreement whereby we are leasing or otherwise operating approximately 6,600 wireless communications tower sites and the related towers and assets. On a pro forma basis for the Sprint transaction and our 2005 acquisition of towers from ForeSite LLC and pending acquisition of towers from Triton PCS Holdings Inc., as of December 31, 2004, we would own, manage or lease over 11,000 communications sites and we would be the third largest wireless communications tower operator in North America based on number of towers owned, managed or leased. The consummation of the Sprint transaction has substantially increased the size and scope of our operations.

For the years ended December 31, 2003 and 2004, substantially all of our revenues came from our ownership, leasing and management of communications towers and other communications sites. Our customers include a wide variety of wireless service providers, government agencies, operators of private networks and broadcasters. These customers operate networks from our communications sites and provide wireless telephony, mobile radio, paging, broadcast and data services. As of December 31, 2004, we had an aggregate of more than 15,000 leases on our communications sites with over 2000 customers. We are organized as a real estate investment trust, or REIT, and as such are required to distribute at least 90% of our taxable income to our stockholders.

We were incorporated in the State of Delaware in 2002. Our predecessor company was incorporated in the State of Delaware in 1995. Our principal executive offices are located at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232. Our telephone number is (941) 364-8886. Our website address is www.gsignal.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in this prospectus, the accompanying prospectus supplement and the reports that we file with the SEC, together with the other information we include or incorporate by reference in this prospectus and any prospectus supplement, before buying any of the securities offered hereby. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

Risks Relating to Our Business

We emerged from Chapter 11 bankruptcy reorganization in November 2002, have a history of losses and do not expect to be able to maintain positive net income.

We emerged from Chapter 11 bankruptcy reorganization in November 2002, have a history of losses and do not expect to maintain positive net income due to the increased interest expense and non-cash depreciation, amortization and accretion that we will have in connection with the Sprint transaction. Prior to our emergence from bankruptcy, we were unable to meet our financial obligations due primarily to (1) our highly leveraged capital structure, (2) the non-strategic acquisition of assets we have subsequently disposed of that were unrelated to our core tower business and (3) the inability of our former management to efficiently integrate and manage our communications sites. To a lesser extent, we were unable to meet our financial obligations due to the reduced amount of capital spending by wireless carriers on their networks in 2001 and 2002. Prior to our reorganization, we incurred net losses of approximately $448.2 million in 2001 and $124.3 million in 2000. In accordance with AICPA Statement of Position 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, we adopted fresh start accounting as of November 1, 2002 and our emergence from Chapter 11 resulted in a new reporting entity. Under fresh start accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The effective date was considered to be the close of business on November 1, 2002 for financial reporting purposes. The periods presented prior to November 1, 2002 have been designated "predecessor company" and the periods starting on November 1, 2002 have been designated "successor company." As a result of the implementation of fresh start accounting as of November 1, 2002, our financial statements after that date are not comparable to our financial statements for prior periods because of the differences in the basis of accounting and the debt and equity structure for the predecessor company and the successor company. The more significant effects of the differences in the basis of accounting on the successor company's financial statements are (1) lower depreciation and amortization expense as a result of the revaluation of our long-lived assets downward by $357.2 million through the application of fresh start accounting, and (2) lower interest expense in the periods immediately following our reorganization as a result of the discharge of $404.8 million of debt upon our emergence from bankruptcy.

On May 26, 2005, we closed an agreement with Sprint under which we have the exclusive right to lease or operate approximately 6,600 wireless communications towers and related assets of Sprint for a period of 32 years and have paid an upfront rental payment of approximately $1.2 billion. We have accounted for the Sprint transaction as a capital lease and allocated the upfront rental payment to the leased assets (primarily towers and identifiable intangible assets) based on their fair market values similar to an acquisition of tower assets. We will depreciate and amortize the tangible and intangible assets over their estimated useful lives and as a result we will incur significant additional depreciation, amortization and accretion expense. We also financed the Sprint transaction in part with borrowings under an $850.0 million bridge loan which will result in significant additional interest expense. We also expect to incur significant integration costs and additional selling, general and administrative expenses. Because of the significant interest expense, depreciation, amortization, accretion, integration costs and selling, general and administrative expenses, we have incurred and expect to incur in connection with the Sprint transaction, we expect to generate net losses in future periods.

For the three months ended March 31, 2005 and the year ended December 31, 2004, we generated net income from continuing operations of $3.9 million and $6.9 million, respectively. However, on a pro forma basis as adjusted, after giving effect to the Sprint transaction and five other acquisitions of towers from Lattice Communications, Didier Communications, Towers of Texas Inc., Foresite Towers, LLC and Triton, all of which have been consummated except for Triton, which is currently subject to a definitive purchase agreement, for the year ended December 31, 2004, we would have incurred a net loss from continuing operations of $66.1 million.

You may not be able to compare our historical financial information to our current financial information, which will make it more difficult to evaluate an investment in our common stock.

As a result of our emergence from bankruptcy, we are operating our business with a new capital structure, and adopted fresh start accounting prescribed by generally accepted accounting principles in the United States or GAAP. Accordingly, unlike other companies that have not previously filed for bankruptcy protection, our financial condition and results of operations are not comparable to the financial condition and results of operations reflected in our historical financial statements for periods prior to November 1, 2002 contained in this prospectus. Without historical financial statements to compare to our current performance, it may be more difficult for you to assess our future prospects when evaluating an investment in our common stock.

We may encounter difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, which could limit our revenue growth and increase our expected net losses.

Since the beginning of our acquisition program on December 1, 2003 through May 15, 2005, we have acquired 1,198 communications sites for an aggregate purchase price of approximately $461.1 million, including fees and expenses. Additionally, on May 26, 2005, we closed an agreement with Sprint under which we have the exclusive right to lease or operate approximately 6,600 wireless communications towers and related assets of Sprint for a period of 32 years for which we have paid an upfront rental payment of approximately $1.2 billion. In addition, as of May 15, 2005, we have executed definitive agreements, excluding the Sprint transaction, to acquire an additional 183 communications sites and to acquire fee interest or long-term easements under an additional 13 communications towers, for an aggregate purchase price of approximately $63.9 million, including estimated fees and expenses. We intend to continue to target strategic tower and tower company acquisitions as opportunities arise. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties, divert managerial attention or require significant financial resources. These acquisitions and other future acquisitions may require us to incur additional indebtedness and contingent liabilities, and may result in unforeseen expenses or compliance issues, which may limit our revenue growth, cash flows and our ability to make distributions. In addition, as a result of increased depreciation, amortization and accretion expense and interst expense associated with our acquisitions, we do not expect to maintain profitability. For example, in connection with the Sprint transaction we borrowed $850.0 million under a bridge loan with Morgan Stanley Asset Funding Inc. and Bank of America, N.A. We expect to finance other future acquisitions with additional borrowings, which would further increase our interest expense or through the issuance of additional equity, which would dilute the interests of our stockholders. In addition, in anticipation of the closing of the Sprint transaction, on May 9, 2005, we closed an underwritten public offering of 6,325,000 shares of our common stock at $30.70 per share and, on May 26, 2005, we issued $250.0 million of our common stock to our three largest stockholders at a price of $25.50 per share. Moreover, future acquisitions may not generate any additional income for us or provide any benefit to our business. We cannot assure you that we will be able to locate and acquire towers at attractive prices in locations that are compatible with our strategy or that competition for the acquisition of towers will not increase. Finally, when we are able to locate towers and enter into definitive agreements to acquire them, we cannot assure you that the transactions will be completed. Failure to complete transactions after we have entered into definitive agreements may result in significant expenses to us.

A decrease in the demand for our communications sites and our ability to attract additional tenants could negatively impact our financial position.

Our business depends on wireless service providers' demand for communications sites, which in turn, depends on consumer demand for wireless services. A reduction in tenant demand for our communications sites or increased competition for additional tenants could negatively impact our ability to maintain profitability and harm our ability to attract additional tenants. Our wireless service provider customers lease communications sites on our towers based on a number of factors, including the level of demand by consumers for wireless services, the financial condition and access to capital of those providers, the strategy of providers with respect to owning, leasing or sharing communications sites, available spectrum and related infrastructure, competitive pricing, government regulation of communications licenses, and the characteristics of each company's technology and geographic terrain.

To a lesser degree, demand for site space is also dependent on the needs of television and radio broadcasters. Among other things, technological advances, including the development of satellite-delivered radio and television, may reduce the need for tower-based broadcast transmission. Any decrease in the demand for our site space from current levels or in our ability to attract additional customers could negatively impact our financial position and could decrease the value of your investment in our common stock.

Increasingly, transmissions that were previously effected by means of paging and mobile radio technologies have shifted to wireless telephony. As a result, we have experienced, and expect to continue to experience, increases in the percentage of our revenues that are generated from wireless telephony customers. We cannot assure you that the increases in our revenues from wireless telephony customers will offset the reduction in our revenues from paging and mobile radio customers. Some of our towers may not be as attractive to, or suitable for, wireless telephony customers as for our other types of customers, which could negatively impact our financial position.

Failure to successfully and efficiently integrate the Sprint transaction into our operations may adversely affect our operations and financial condition.

Our ability to successfully integrate the Sprint transaction is uncertain. The Sprint transaction is significantly larger than any acquisition we have previously completed. We are leasing more towers from Sprint than the total number of communications sites we operated before closing the Sprint transaction. The integration of approximately 6,600 Sprint towers into our operations will be a significant undertaking and will require significant resources, as well as attention from our management team. We expect to add over 100 additional employees to our operations which will increase our labor costs and overhead. In addition, the integration of the Sprint towers into our operations will require significant one-time costs for tasks such as tower visits and audits, and ground and tenant lease verifications. Additional integration challenges include:

•	transitioning all data related to the Sprint towers, tenants and landlords to a common information technology system;

•	successfully marketing space on the Sprint towers;

•	successfully transitioning the ground lease rent payment and the tenant billing and collection processes;

•	retaining existing tenants on the Sprint towers;

•	hiring, retaining and integrating talented new employees;

•	incorporating the Sprint towers into our business operations; and

•	maintaining our standards, controls, procedures, and policies.

If we are not able to successfully overcome these integration challenges, we may not achieve the benefits we expect from the Sprint transaction, and our business, financial condition and results of operations will be adversely affected.

Our revenues may be adversely affected by the economies, real estate markets and wireless communications industries in the regions where our sites are located.

The revenues generated by our sites could be adversely affected by the conditions of the economies, the real estate markets and the wireless communications industries in regions where our sites are located, changes in governmental rules and fiscal policies, acts of nature including hurricanes (which may result in uninsured or under-insured losses), and other factors particular to the locales of the respective sites. Our sites are located in all 50 states, the District of Columbia, Puerto Rico, Canada and the United Kingdom.

The economy of any state or region in which a site is located may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in such state or region. To the extent that general economic or other relevant conditions in states or regions, in which sites representing significant portions of our revenues are located, decline or result in a decrease in demand for wireless communications services in the region, our revenues from such sites may be adversely affected. For example, our sites in Florida and Georgia together accounted for 25.1% of our revenues for the year ended December 31, 2004. A deterioration of general economic or other relevant conditions in those states could result in a decrease in the demand for our services and a decrease in our revenues from those markets, which in turn may have an adverse effect on our results of operations and financial condition.

Consolidation in the wireless industry and changes to the regulations governing wireless services could decrease the demand for our sites and may lead to reductions in our revenues.

Various wireless service providers, which are our primary existing and potential customers, could enter into mergers, acquisitions or joint ventures with each other over time. For example, on October 26, 2004, Cingular merged with AT&T Wireless. On November 16, 2004, Arch Wireless and Metrocall Holdings, Inc. merged to form USA Mobility, Inc. On December 15, 2004, Sprint announced it agreed to merge with Nextel Communications. On January 10, 2005, ALLTEL announced its agreement to purchase Western Wireless. On May 2, 2005, MCI, the parent of Skytel Corporation, a paging operator, announced that it had accepted a revised acquisition bid from Verizon Communications Inc. over a competing bid from Qwest Communications Inc. Verizon Communications is a joint owner of Verizon Wireless who also operates a paging network. Such consolidations could reduce the size of our customer base and have a negative impact on the demand for our services. In addition, consolidation among our customers is likely to result in duplicate networks, which could result in network rationalization and impact the revenues at our sites. Recent regulatory developments have made consolidation in the wireless industry easier and more likely.

In November 2002, the Federal Communication Commission's, or FCC's, Spectrum Policy Task Force issued a report containing a number of specific recommendations for spectrum policy reform, including market-oriented spectrum rights, increased access to spectrum and new interference protections. Subsequently, in May and October of 2003 and September of 2004, the FCC adopted and proceeded to implement new rules authorizing wireless radio services holding exclusive licenses to freely lease unused spectrum. Additionally, in November 2003, the FCC made additional spectrum available for unlicensed use. In September 2004, the FCC adopted amendments to its spectrum regulations in order to promote the deployment of spectrum-based services in rural America, allowing carriers to use higher power levels at base stations in certain rural areas. Finally, in August 2004, the FCC took steps to remedy the interference caused by commercial mobile radio services (CMRS) operators on public safety operations in the 800 MHz band and provided for the relocation of various CMRS and private mobile service operators in the 800 and 1900 MHz bands. It is possible that at least some wireless service providers may take advantage of the relaxation of spectrum and ownership limitations and other deregulatory actions of the FCC and consolidate or modify their business operations.

Regarding our broadcast customers, the FCC has assigned a second channel to every eligible television station licensee for the transition from analog to digital signals. In September 2004, the FCC, established build-out deadlines for full-power digital television in July 2005 and 2006. Congress mandated that the broadcasters' analog licenses be returned to the FCC upon the transition to digital television, which could come as early as December 31, 2006. This transition is subject to further actions by the FCC and possibly by Congress. The transition to digital television and the end of analog television broadcasting could affect the demand for use of our towers.

Our revenues are dependent on the creditworthiness of our tenants, which could result in uncollectable accounts receivable and the loss of significant customers and anticipated lease revenues.

Our revenues are dependent on the creditworthiness of our tenants and would be adversely affected by the loss, or bankruptcy of or default, by significant tenants. Our tenant leases are generally not guaranteed by the parent companies of our tenants or supported by other credit enhancement and, as a result, we must rely solely on the creditworthiness of our tenants. Many wireless service providers operate with substantial leverage and some of our customers, representing 0.3% and 0.5% of our revenues for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, are in bankruptcy. Other customers are having financial difficulties due to their declining subscriber bases and/or their inability to access additional capital. If one or more of our major customers experience financial difficulties, it could result in uncollectable accounts receivable and the loss of significant customers and anticipated lease revenues.

We have significant customer concentration and the loss of one or more of our major customers or a reduction in their utilization of our site space could result in a material reduction in our revenues.

Our five largest customers, which represented 49.9% and 50.0% of our revenues for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, are USA Mobility (after giving effect to the Arch Wireless and Metrocall merger), Cingular (after giving effect to its merger with AT&T Wireless), Sprint (after giving effect to its pending merger with Nextel Communications), Verizon Wireless (after giving efffect to its pending merger with MCI) and T-Mobile. These customers represented 15.0%, 12.6%, 11.5%, 6.0% and 4.9%, respectively, of our revenues for the year ended December 31, 2004. On a pro forma basis, after considering the Sprint transaction, our largest customer for the year ended December 31, 2004 would have been Sprint representing 31.1% of our pro forma revenues (without giving effect to its pending merger with Nextel Communications). These customers operate under multiple lease agreements that have initial terms generally ranging from three to five years and which are renewable, at our customer's option, over multiple renewal periods also generally ranging from three to five years. The Sprint collocations have an initial period of ten years. One of the entities that merged to form USA Mobility, Arch Wireless, now is in a month-to-month holdover extension period with respect to the Arch Lease that expired in May 2005. Excluding the Arch Wireless lease, which represented 10.3% of our revenues for the year ended December 31, 2004, approximately 53.1% of our revenues for the year ended December 31, 2004 from these customers were from leases in their initial term, 42.8% were from leases in a renewal period, and 4.1% were from month-to-month leases. Arch Wireless reorganized under Chapter 11 in late 2001 and exited bankruptcy in May 2002 and has significantly reduced its utilization of our sites in recent years. The loss of one or more of our major customers or a reduction in their utilization of our site space could result in a material reduction of the utilization of our site space and in our revenues.

We believe that it is likely that a master lease with our largest customer, based on revenues for 2004, will be renewed or extended on significantly less favorable terms and rates.

On November 16, 2004, Arch Wireless merged with Metrocall to form USA Mobility, which collectively accounted for 15.0% of our revenues for 2004 and 12.8% of our revenues for the three months ended March 31, 2005. One of our primary master tenant leases with USA Mobility, the Arch Lease, expired in May 2005 and is now in a month-to-month holdover extension. The Arch Lease allowed Arch Wireless to locate a fixed number of transmitters on any of our sites for a fixed minimum rate. The number of sites that Arch Wireless currently occupies is significantly less than the number of sites allowed under the current contract for the fixed minimum rate. Consequently, we believe that it is likely that the Arch Lease will be renewed or extended on terms and rates that are significantly less favorable to us than those in place before June 2005. As a result, we expect our revenues from the month-to-month holdover extension and/or any renewal of the Arch Lease to be significantly lower starting in June 2005.

We have had material weaknesses in our internal controls and these may not have been remedied, or other internal control weaknesses could exist.

Primarily due to our recent restatement of our previously issued financial statements due to the changes in lease accounting affecting all tower companies and many other public companies, we received a letter setting forth a "material weakness" from our independent registered public accounting firm, as part of their audit of our financial statements. While we were not required to obtain an attestation with regard to our internal controls over financial reporting for the 2004 fiscal year, as set forth in section 404 of the Sarbanes Oxley Act of 2002, we believe this would have been a material weakness under those definitions, as well. We have begun the process of documenting our internal controls over financial reporting and have identified and expect to continue to identify other matters which will require remediation. We have taken steps to improve our internal controls; however, additional steps will be required to improve our internal controls, and these may be both time consuming and costly. Additionally, there can be no assurance that we, or our independent registered public accouting firm, may not discover other material weaknesses during the assessment of our internal controls for 2005 that will be difficult to remediate timely, hence affecting the conclusion about the design and/or effectiveness of our controls for 2005.

As of December 31, 2004, our tenant leases had a weighted average current term of approximately 5.3 years and had a weighted average remaining term of 2.9 years excluding optional renewal periods. Our revenues depend on the renewal of our tenant leases by our customers.

Our tenant leases had a weighted average current term of approximately 5.3 years, as of December 31, 2004, and had a weighted average remaining term of 2.9 years. We cannot assure you that our existing tenants will renew their leases at the expiration of those leases. Further, we cannot assure you that we will be successful in negotiating favorable terms with those customers that renew their tenant leases. For example, one of the entities that merged to form USA Mobility, Arch Wireless, currently occupies significantly fewer sites than the number of sites allowed for a fixed minimum rate under the Arch Lease that expired in May 2005. The Arch Lease is currently in a month-to-month holdover extension period. As a result, we expect our revenues from the month-to-month holdover extension and/or any renewal of the Arch Lease to be significantly lower starting in June 2005. Generally, failure to obtain renewals of our existing tenant leases or the failure to successfully negotiate favorable terms for such renewals would result in a reduction in our revenues.

We recently implemented new software systems throughout our business and may encounter integration problems that affect our ability to serve our customers and maintain our records, which in turn could harm our ability to operate our business.

We implemented a PeopleSoft system, effective July 1, 2004, for many of our accounting functions, including accounts payable, accounts receivable and general ledger functions. We will continue to make modifications and add additional modules such as treasury and purchasing during the coming months. On March 4, 2005, we also implemented a separate software package, manageStar, to manage our communications sites, tenant and ground leases and related records. The integration of these software systems with our business is a significant project, and we may encounter difficulties with these integrations that may be time consuming and costly, and result in systems interruptions and the loss of data. These two new systems handle our most significant business processes and difficulties with the systems may adversely affect our day-to-day operations and our ability to service our customers, which in turn may harm our ability to operate our business.

If we are unable to successfully compete, our business will suffer.

We believe that tower location and capacity, price, quality of service and density within a geographic market historically have been, and will continue to be, the most significant competitive factors affecting our site operations business. We compete for customers with:

•	wireless service providers that own and operate their own towers and lease, or may in the future decide to lease, antenna space to other providers;

•	other independent tower operators; and

•	owners of non-tower antenna sites, including rooftops, water towers and other alternative structures.

Some of our competitors have significantly more financial resources than we do. The intense competition in our industry may make it more difficult for us to attract new tenants, increase our gross margins or maintain or increase our market share.

Among tower companies that operate nationally or regionally, our principal competitors include publicly-held American Tower Corporation, Crown Castle International Corporation, SBA Communications Corporation and SpectraSite, Inc., as well as AAT Communications Corporation, which is privately held. On May 4, 2005, American Tower Corporation and SpectraSite Inc. announced an agreement whereby American Tower Corporation would acquire SpectraSite Inc.

Competing technologies may offer alternatives to ground-based antenna systems, which could reduce the future demand for our sites.

Most types of wireless and broadcast services currently require ground-based network facilities, including communications sites for transmission and reception. The development and growth of communications and other new technologies that do not require ground-based sites could reduce the demand for space on our towers. For example, the growth in delivery of video, voice and data services by satellites or high altitude air ships, which allow communication directly to users' terminals without the use of ground-based facilities, could lessen demand for our sites. Moreover, the FCC has issued licenses for several additional satellite systems (including low earth orbit systems) that are intended to provide more advanced, high-speed data services directly to consumers. These satellite systems compete with land-based wireless communications systems, thereby reducing the demand for the services that we provide.

Equipment and software developments are increasing our tenants' ability to more efficiently utilize spectral capacity and to share transmitters, which could reduce the future demand for our sites.

Technological developments are also making it possible for carriers to expand their use of existing facilities to provide service without additional tower facilities. The increased use by carriers of signal combining and related technologies, which allow two or more carriers to provide services on different transmission frequencies using the communications antenna and other facilities normally used by only one carrier, could reduce the demand for tower space. Technologies that enhance spectral capacity, such as beam forming or "smart antennas," which can increase the capacity at existing sites and reduce the number of additional sites a given carrier needs to serve any given subscriber base, may have the same effect.

Carrier joint ventures and roaming agreements, which allow for the use of competitor transmission facilities and spectrum, may reduce future demand for incremental sites.

Carriers are, through joint ventures, sharing (or considering the sharing of) telecommunications infrastructure in ways that might adversely impact the growth of our business. Furthermore, wireless service providers frequently enter into roaming agreements with their competitors which allow them to utilize each other's wireless communications facilities to accommodate customers who are out of range of their home providers' services, so that the home providers do not need to lease space for their own antennas on communications sites we own. For example, over the past two years, Cingular, through AT&T Wireless, has entered into roaming agreements with T-Mobile and more than 30 rural or regional carriers, including Western Wireless and Dobson Communications, covering parts of 30 states. Any of the conditions and developments described above could reduce demand for our antenna sites and decrease demand for our site space from current levels and our ability to attract additional customers and may negatively affect our profitability.

We may be unable to modify our towers or procure additional ground space, which could harm our ability to add additional space to our communications sites and new customers, which could result in our inability to execute our growth strategy and limit our revenue growth.

Our business depends on our ability to modify towers, procure additional ground space and add new customers as they expand their tower network infrastructure. Regulatory and other barriers could adversely affect our ability to modify towers or procure additional ground space in accordance with the requirements of our customers, and, as a result, we may not be able to meet our customers' requirements. Our ability to modify towers, procure additional ground space and add new customers to towers may be affected by a number of factors beyond our control, including zoning and local permitting requirements, Federal Aviation Administration, or FAA, considerations, FCC tower registration and radio frequency emission procedures and requirements, historic preservation and environmental requirements, availability of tower components, additional ground space and construction equipment, availability of skilled construction personnel, weather conditions and environmental compliance issues. In addition, because public concern over tower proliferation has grown in recent years, many communities now restrict tower modifications or delay granting permits required for adding new customers. In addition, we may not be able to overcome the barriers to modifying towers or adding new customers. Our failure to complete the necessary modifications or procure additional ground space could harm our ability to add additional site space and new customers which could result in our inability to execute our growth strategy and limit our revenue growth.

We may not be able to obtain credit facilities in the future on favorable terms to enable us to pursue our acquisition plans and we may not be able to finance our newly acquired assets in the future or refinance outstanding indebtedness on favorable terms, which may result in an increase in the cost of financing and which in turn may harm our ability to acquire new towers and our financial condition.

We believe that our low cost debt, combined with appropriate leverage, should allow us to maintain operating and financial flexibility. Our strategy is to utilize credit facilities to provide us with funds to acquire communications sites, and our capital management strategy is to finance newly acquired assets, on a long-term basis, using equity issuances combined with low-cost fixed-rate debt obtained through the periodic issuance of mortgage-backed securities. We may not be able to obtain credit facilities or successfully undertake the issuance of equity or mortgage-backed securities in the future or on terms that are favorable to us. If we are unable to obtain assets through the use of funds from a credit facility or finance our newly acquired assets through the issuance of mortgage-backed securities our debt may be more expensive and our expenses to finance new acquisitions may increase. An increase in financing expenses may harm our ability to acquire new towers and our financial condition.

In addition, in connection with the Sprint transaction, we borrowed $850.0 million under a bridge loan with a one-year maturity date and two six-month renewal options. Furthermore, on April 25, 2005, we entered into a 364-day $200.0 million credit facility, which we refer to as the acquisition credit facility, which is due on April 24, 2006 and will need to be refinanced on or before its maturity. We intend to refinance the bridge loan and the acquisition credit facility with one or more mortgage loans in the future. If we are unable to refinance the loans or refinance on favorable terms it will have an adverse affect on our financial condition.

Repayment of the principal of our outstanding indebtedness (including repayment of our acquisition credit facility and our bridge facility that we used to finance a portion of the upfront rental payment due in connection with the Sprint transaction) will require additional financing that we cannot ensure will be available to us.

Prior to our emergence from Chapter 11 bankruptcy, we funded our operations primarily through debt and equity capital. Since our emergence from bankruptcy on November 1, 2002, we have funded our operations through operating cash flow. Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will continue to depend on our future financial performance. As of March 31, 2005, our long-term debt obligations consisted of $410.0 million outstanding on our February 2004 mortgage loan, $293.8 million outstanding on our December 2004 mortgage loan, $51.9 million on our revolving credit agreement and $1.3 million outstanding on capital leases. In addition, in connection with the Sprint transaction, we borrowed $850.0 million under a bridge loan from Morgan Stanley Asset Funding Inc. and Bank of America, N.A. On April 25, 2005, we entered into a 364-day $200.0 million acquisition credit facility to provide funding for the acquisition of additional communication sites. Of the outstanding obligations at March 31, 2005, $60.4 million is due in one year or less, $18.2 million is due between one and three years and $678.5 million is due between three and four years based on the anticipated maturity date on our February 2004 mortgage loan and the maturity date of our December 2004 mortgage loans. In addition, the revolving credit agreement matures on December 2, 2005 and the acquisition credit facility matures on April 24, 2006. We currently anticipate that in order to pay the principal of our outstanding February 2004 and December 2004 mortgage loans on the anticipated repayment date of January 2009 and the maturity date of December 2009, respectively, we will likely be required to pursue one or more alternatives, such as refinancing our indebtedness or selling our equity securities or the equity securities or assets of our operating partnership and our subsidiaries. There can be no assurance that we will be able to refinance our indebtedness on attractive terms and conditions or that we will be able to obtain additional debt financing. If we are unable to refinance our indebtedness in full, we may be required to issue additional equity securities or sell assets. If we are required to sell equity securities, investors who purchase equity securities in any offering of equity securities made under this prospectus may have their holdings diluted. If we are required to sell interests in our operating partnership, this would have a similar effect as a sale of assets and the market price of our equity securities may decline. In addition, there can be no assurance as to the terms and prices at which we will be able to sell additional equity securities or operating partnership interests or that we will be able to sell additional equity securities or sell operating partnership interests at all. If we are required to sell assets to refinance our indebtedness, there can be no assurance as to the price we will obtain for the assets sold and whether those sales will realize sufficient funds to repay our outstanding indebtedness. To the extent we are required to sell assets at prices lower than their fair market values, the market price of our equity securities may decline.

Our mortgage loans restrict the ability of our two largest operating subsidiaries based on revenues for 2004, Pinnacle Towers LLC and Pinnacle Towers Acquisition LLC, and their respective subsidiaries, from incurring additional indebtedness or further encumbering their assets. In addition, so long as the tangible assets of Pinnacle Towers LLC under the February 2004 mortgage loan represent at least 25% of our assets, it will be an event of default under the February 2004 mortgage loan if we incur any unsecured indebtedness for borrowed money without confirmation from the rating agencies that rated the commercial mortgage pass-through certificates issued in connection with the February 2004 mortgage loan that none of the ratings will be adversely affected. Our mortgage loans do not otherwise restrict our ability to obtain additional financing. If we require additional financing in connection with acquisitions, we anticipate we will need to raise equity, obtain a credit facility similar to the acquisition credit facility or obtain financing through a securitization of acquired sites similar to the ones completed on February 5, 2004 and December 7, 2004. In addition, we expect that we will need to refinance our $200.0 million acquisition credit facility and our $850.0 million bridge loan when they mature within the next twelve months. We cannot assure you that we could effect any of the foregoing alternatives on terms satisfactory to us, that any of the foregoing alternatives would enable us to pay the interest or principal of our indebtedness or that any of such alternatives would be permitted by the terms of our credit facility and other indebtedness then in effect.

Our failure to comply with federal, state and local laws and regulations could result in our being fined, liable for damages and, in some cases, the loss of our right to conduct some of our business.

We are subject to a variety of regulations, including those at the federal, state and local levels. Both the FCC and the FAA regulate towers and other sites used for wireless communications transmitters and receivers. In addition, under the FCC's rules, we are fully liable for the acts or omissions of our contractors. We generally indemnify our customers against any failure by us to comply with applicable standards. Our failure to comply with any applicable laws and regulations (including as a result of acts or omissions of our contractors, which may be beyond our control) may lead to monetary forfeitures or other enforcement actions, as well as civil penalties, contractual liability and tort liability and, in some cases, losing our right to conduct some of our business, any of which could have an adverse impact on our business. We also are subject to local regulations and restrictions that typically require tower owners to obtain a permit or other approval from local officials or community standards organizations prior to tower construction or modification. Local regulations could delay or prevent new tower construction or modifications, as well as increase our expenses, any of which could adversely impact our ability to implement or achieve our business objectives.

The failure of our communications sites to be in compliance with environmental laws could result in liability and claims for damages that could result in a significant increase in the cost of operating our business.

We are subject to environmental laws and regulations that impose liability, including those without regard to fault. These laws and regulations place responsibility on us to investigate potential environmental and other effects of operations and to disclose any significant effects in an environmental assessment prior to constructing a tower or adding a new customer on a tower. In the event the FCC determines that one of our owned towers would have a significant environmental impact, the FCC would require us to prepare and file an environmental impact statement with it. The environmental review process mandated by the National Environmental Policy Act of 1969, or NEPA, can be costly and may cause significant delays in the registration of a particular tower or collocating an antenna. In addition, various environmental interest groups routinely petition the FCC to deny applications to register new towers, further complicating the registration process and increasing potential expenses and delays. In August 2003, the FCC released a Notice of Inquiry requesting comments and information on the potential impact of communications towers on migratory birds. On December 14, 2004, the FCC released a public notice inviting comments on the analysis and report provided by its environmental consultant regarding the relationship of towers and avian mortality. Any changes to FCC rules that come from this proceeding, as well as changes resulting from other potential rulemakings, could delay or prevent new tower construction or modifications as well as increase our expenses related thereto.

In addition to the FCC's environmental regulations, we are subject to various federal, state and local environmental laws that may require the investigation and remediation of any contamination at facilities that we own or operate, or that we previously owned or operated, or at third-party waste disposal sites at which our waste materials have been disposed. These laws could impose liability even if we did not know of, or were not responsible for, the contamination, and the amount of protection that we may receive from sellers with respect to liabilities arising before our ownership of the asset varies based on the terms of the applicable purchase agreement. The terms of the purchase agreements themselves often depend upon the nature of the sale process, price paid and the amount of competition for the asset. Under these laws, we may also be required to obtain permits from governmental authorities or may be subject to record keeping and reporting obligations. If we violate or fail to comply with these laws, we could be fined or otherwise sanctioned by regulators. The expenses of complying with existing or future environmental laws, responding to petitions filed by environmental interest groups or other activists, investigating and remediating any contaminated real property and resolving any related liability could result in a significant increase in the cost of operating our business, which would harm our financial condition.

Because we generally lease, sublease, license or have easements relating to the land under our towers, our ability to conduct our business, secure financing and generate revenues may be harmed if we fail to obtain lease renewals or protect our rights under our leases, subleases, licenses and easements.

Our real property interests relating to towers primarily consist of leasehold interests, private easements, and permits granted by governmental entities. A loss of these interests for any reason, including losses arising from the bankruptcy of a significant number of our lessors, from the default by a significant number of our lessors under their mortgage financings or from a legal challenge to our interest in the real property, would interfere with our ability to conduct our business and generate revenues. Similarly, if the grantors of these rights elect not to renew our leases, our ability to conduct business and generate revenues could be adversely affected. As of March 31, 2005, we leased 84 parcels of land with a remaining term of two years or less, under 84 owned towers which represented 2.3% of revenues for the quarter ended March 31, 2005. As of June 1, 2005, substantially all the communications sites we lease or operate under the Sprint transaction, the ForeSite 2005 acquisition and the pending Triton acquisition are on leased land and 110 of those land parcels have remaining lease terms of two years or less.

In addition, we previously made acquisitions and did not always analyze and verify all information regarding title and other issues prior to completing an acquisition of communications sites. Our inability to protect our rights to the land under our towers could interfere with our ability to conduct our business and generate revenues. Generally, we have attempted to protect our rights in the sites by obtaining title insurance on the owned fee sites and the ground lease sites and relying on title warranties and covenants from sellers and landlords. Furthermore, the protections we are able to obtain in the purchase agreements vary and often depend upon the nature of the sale process, price paid and the amount of competition for the assets.

Our ability to protect our rights against persons claiming superior rights in towers or real property depends on our ability to:

•	recover under title insurance policies, the policy limits of which may be less than the purchase price or economic value of a particular tower;

•	in the absence of title insurance coverage, recover under title warranties given by tower sellers, which warranties often terminate after the expiration of a specific period (typically nine months to three years), contain various exceptions and are dependent on the general creditworthiness of sellers making the title warranties;

•	obtain estoppels from landlords in connection with acquisitions of communications sites, which protect the collateral of our lenders and may provide a basis for defending post-closing claims arising from pre-closing events;

•	recover from landlords under title covenants contained in lease agreements, which is dependent on the general creditworthiness of landlords making the title covenants; and

•	obtain "non-disturbance agreements" from mortgagee and superior lienholders of the land under our towers.

Our tenant leases require us to be responsible for the maintenance and repair of the sites and for other obligations and liabilities associated with the sites and our obligations to maintain the sites may affect our revenues.

None of our tenant leases is a net lease. Accordingly, as landlord we are responsible for the maintenance and repair of the sites and for other obligations and liabilities (including for environmental compliance and remediation) associated with the sites, such as the payment of real estate taxes, ground lease rents and the maintenance of insurance. Our failure to perform our obligations under a tenant lease could entitle the related tenant to an abatement of rent or, in some circumstances, result in a termination of the tenant lease. An unscheduled reduction or cessation of payments due under a tenant lease would result in a reduction of our revenues. Similarly, if the expenses of maintaining and operating one or more sites exceed amounts budgeted, and if lease revenues from other sites are not available to cover the shortfall, funds that would otherwise be used for other purposes may be required to pay the shortfall.

Site management agreements may be terminated prior to expiration, which would adversely affect our revenues.

Approximately 808 sites, as of March 31, 2005 (representing approximately 15% of our revenues for the three months ended March 31, 2005, are managed sites where we market and/or sublease space under site management agreements with third party owners. The management agreements or subleases on 271 of these sites, which represented 3.4% and 4.2% of our revenues for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, are month-to-month or will expire by their terms prior to December 31, 2005. In many cases, the site management agreements may be terminated early at the third party owner's discretion or upon the occurrence of certain events (such as the sale of the relevant site by the third party owner, our default, a change of control with respect to our company and other events negotiated with the third party owner including discretionary terminations). If a site management agreement is not renewed or is terminated early, our revenues would be reduced.

Our towers may be damaged by disaster and other unforeseen events for which our insurance may not provide adequate coverage and which may cause service interruptions affecting our reputation and revenues and resulting in unanticipated expenditures.

Our towers are subject to risks associated with natural disasters, such as ice and wind storms, fire, tornadoes, floods, hurricanes and earthquakes, as well as other unforeseen events. Our sites and any tenants' equipment are also vulnerable to damage from human error, physical or electronic security breaches, power loss, other facility failures, sabotage, vandalism and similar events. In the event of casualty, it is possible that any tenant sustaining damage may assert a claim against us for such damages. If reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the property, changes in laws and governmental regulations may be applicable and may raise our cost or impair our ability to effect such reconstruction, major repair or improvement.

Since January 1, 2002, 12 of our owned towers have been destroyed by natural disasters, including hurricanes, two have been destroyed in vehicular accidents and two in fire accidents. In addition, as of December 31, 2004, we owned, leased and licensed a large number of towers in geographic areas, including 226 sites in California, 369 sites in Florida, 141 sites in North Carolina and 175 sites in South Carolina, that have historically been subject to natural disasters, such as high winds, hurricanes, floods, earthquakes and severe weather. There can be no assurance that the amount of insurance obtained will be sufficient to cover damages caused by any event, or that such insurance will be commercially available in the future. A tower accident for which we do not have adequate insurance, reserves or have no insurance, or a large amount of damage to a group of towers, could decrease the value of our communications sites, result in the loss of revenues while the tower is out of service and also require us to make unanticipated expenditures in order to repair the damages caused by any event. In addition, changes in laws could impact our ability to repair or replace damaged towers.

In addition, any of these events or other unanticipated problems at one or more of the sites could interrupt tenants' ability to provide their services from the sites. This could damage our reputation, making it difficult to attract new tenants and causing existing tenants to terminate their leases, which in turn would reduce our revenues.

If radio frequency emissions from our towers or other equipment used in our tenants' businesses are demonstrated, or perceived, to cause negative health effects, our business and revenues may be harmed.

The safety guidelines for radio frequency emissions from our sites require us to undertake safety measures to protect workers whose activities bring them into proximity with the emitters and to restrict access to our sites by others. If radio frequency emissions from our sites or other equipment used in our tenants' businesses are found, or perceived, to be harmful, we and our customers could face fines imposed by the FCC, private lawsuits claiming damages from these emissions, and increased opposition to our development of new towers. Demand for wireless services and new towers, and thus our business and revenues, may be harmed. Although we have not been subject to any personal injury claims relating to radio frequency emissions, we cannot assure you that these claims will not arise in the future or that they will not negatively impact our business.

The terms of our mortgage loans, revolving credit agreement, acquisition credit facility, bridge loan and Sprint transaction master leases may restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our existing mortgage loans, revolving credit agreement, acquisition credit facility and bridge loan contain, and any future indebtedness of ours or of any of our subsidiaries, would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us and/or certain of our subsidiaries, including restrictions on our or our subsidiaries' ability to, among other things:

•	incur additional debt, or additional unsecured debt without rating agency approval;

•	issue stock;

•	create liens;

•	make investments, loans and advances;

•	engage in sales of assets and subsidiary stock;

•	enter into sale-leaseback transactions;

•	enter into transactions with our affiliates;

•	change the nature of our business;

•	transfer all or substantially all of our assets or enter into certain merger or consolidation transactions; and

•	pay dividends.

Our February 2004 and December 2004 mortgage loans contain a covenant requiring reserve accounts if the debt service coverage ratio falls to 1.45 and 1.30 or lower, respectively, as of the end of any calendar quarter. Debt service coverage ratio is defined as the preceding 12 months of net cash flow, as defined in the mortgage loans, divided by the amount of principal and interest payments required under the mortgage loans over the next 12 months. Net cash flow, as defined in the mortgage loans, is approximately equal to gross margin minus capital expenditures made for the purpose of maintaining our sites, minus 10% of revenues. The funds in the respective reserve account will not be released to us unless the debt service coverage ratio exceeds 1.45 and 1.30 times, respectively, for two consecutive calendar quarters. If the debt service coverage ratio falls below 1.20 and 1.15 times, respectively, as of the end of any calendar quarter, then all funds on deposit in the respective reserve account along with future excess cash flows will be applied to prepay the respective mortgage loan. Failure to maintain the debt service ratio above 1.45 and 1.30 times, respectively, would impact our ability to pay our indebtedness other than the mortgage loans, pay dividends and to operate our business. Any decline in our revenues could have an adverse impact on our net cash flow.

A failure by us to comply with the covenants or financial ratios contained in our $15.0 million revolving credit agreement, which we refer to as the revolving credit agreement, or our acquisition credit facility could result in an event of default under the agreement which could adversely affect our ability to respond to changes in our business, complete acquisitions and manage our operations. In the event of any default under our revolving credit agreement or our acquisition credit facility, including pursuant to a change in control of us, the lenders under the facility will not be required to lend us any additional amounts. Our lenders also could elect to declare all amounts outstanding to be immediately due and payable. If the indebtedness under one of our credit facilities were to be accelerated, and we are not able to make the required cash payments, our lenders will have the option of foreclosing on any of the collateral pledged as security for the loan.

The revolving credit agreement is guaranteed by us, Global Signal GP, LLC and certain subsidiaries of Global Signal Operating Partnership L.P., or Global Signal OP. It is secured by a pledge of Global Signal OP's assets, including a pledge of 65% of its interest in our United Kingdom subsidiary, 100% of its interest in certain other domestic subsidiaries, a pledge by us and Global Signal GP, LLC of our interests in Global Signal OP and a pledge by us of 65% of our interest in our Canadian subsidiary. As of March 31, 2005, the pledged interests in the United Kingdom and Canadian subsidiaries collectively constituted 1.0% of our total assets' book value.

The acquisition credit facility is guaranteed by Global Signal OP and future subsidiaries of Global Signal Acquisitions. Moreover, it is secured by substantially all of Global Signal Acquisitions' tangible and intangible assets and by a pledge of Global Signal OP's equity interest in Global Signal Acquisitions. In addition, it is secured by a pledge of our equity interest in Global Signal OP.

Under both the February 2004 mortgage loan and the December 2004 mortgage loan, if an event of default occurs, the lenders will have the option to foreclose on any of the collateral pledged as security for the respective mortgage loan. The mortgage loans are secured by (1) mortgage liens on our interests (fee, leasehold or easement) in a portion of our communications sites, (2) a security interest in substantially all of Pinnacle Towers LLC and its subsidiaries', and Pinnacle Towers Acquisition Holdings LLC and its subsidiaries', personal property and fixtures, including our rights under substantially all of our site management agreements, tenant leases (excluding tenant leases for sites referred to in (1) above) and management agreement with GS Services and (3) a pledge of certain of our subsidiaries' capital stock (or equivalent equity interests) (including a pledge of the membership interests of Pinnacle Towers LLC, from its direct parent, Global Signal Holdings II LLC and a pledge of the membership interests of Pinnacle Towers Acquisition Holdings LLC, from its direct parent, Global Signal Holdings III LLC). There can be no assurance that our assets would be sufficient to repay this indebtedness in full.

Our failure to comply with the covenants or obligations in a Sprint transaction ground lease, including our obligation to timely pay ground lease rent, could result in an event of default under the Sprint transaction master leases. Subject to arbitration and cure rights, in the event of an uncured default under a Sprint transaction ground lease, the Sprint transaction entity lessors may terminate the master lease as to the applicable ground lease site. In the event of an uncured default with respect to more than 20% of the sites within any rolling five-year period, the Sprint transaction entity lessors will have the right to terminate the master leases in their entirety under certain circumstances. If the Sprint transaction entity lessors terminate the master lease with respect to all of or a significant number of tower sites, our results of operations could be materially adversely affected.

In addition, the revolving credit agreement and the acquisition credit facility each provide that it is an event of default if certain of our present larger shareholders or their affiliates cease to collectively own or control, in certain limited circumstances, at least 51% of the voting interest in our capital stock (other than as a result of an issuance of capital stock by us, in which case such percentage shall be reduced to 40%). However, we have a 30-day grace period to repay the loans or otherwise cure the default if any such change in ownership results from (1) a margin call under the Fortress credit agreement secured by its holdings of shares of our common stock or (2) from a sale by such shareholders of shares of our common stock (unless any such sale causes such ownership percentage to fall below 40%, in which case there would be an immediate event of default). In addition, it is an event of default if, within any 12 month period, a majority of the members of the board of directors cease to be those persons who were directors as of the first day of that period, or persons whose nomination or election was approved by the board members as of the first day of that period (excluding in the latter case any person whose initial nomination or assumption occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than board of directors).

It is also an event of default under the revolving credit agreement and the acquisition credit facility if, at any time, Wesley R. Edens, or a replacement who is acceptable to our lenders, ceases to be Chairman of our board of directors, unless a replacement Chairman is appointed, or, if a replacement Chairman has not been appointed, all of the obligations under the revolving credit agreement or the acquisition credit facility, as applicable, have been paid in full, within 30 days.

In addition, our bridge loan provides that it is an event of default if certain of our current larger shareholders or their affiliates cease to collectively own or control, in certain circumstances, at least 51% of the voting and economic interest in our capital stock. However, it is not an event of default if certain of our present larger shareholders or their affiliates cease to collectively own or control 51% of the voting and economic interest in our capital stock, provided that ownership percentage in our capital stock held by any other person does not exceed the ownership percentages of our present larger shareholders or their affiliates and our present larger shareholders hold more than 40% of the voting and economic interests in our capital stock. In addition, it is an event of default if, within any 12 month period, a majority of the members of the board of directors cease to be those persons who were directors as of the first day of that period, or persons whose nomination or election was approved by the board members as of the first day of that period (excluding in the latter case any person whose initial nomination or assumption occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than board of directors).

Our Chief Executive Officer has management responsibilities with other companies and may not be able to devote sufficient time to the management of our business operations.

Our Chief Executive Officer, Wesley R. Edens, is also the Chairman of the Management Committee of Fortress Investment Group LLC and the Chairman of the Board and Chief Executive Officer of Newcastle Investment Corp., a publicly traded real estate securities business, and the Chairman of the Board and Chief Executive Officer of Eurocastle Investment Limited, a publicly traded real estate securities business, listed on the London Stock Exchange. Mr. Edens also serves on the boards of directors of Brookdale Living Communities Inc., Green Tree Inc., Italfondiario S.P.A., Mapeley LTD and Alterra Healthcare Corp. As Chairman of the Management Committee of Fortress Investment Group, he manages and invests in other real estate related investment vehicles. As a result, he may not be able to devote sufficient time to the management of our business operations.

Risks Relating to Our REIT Status

Our failure to qualify as a REIT would result in higher taxes and reduce cash available for dividends.

We intend to operate in a manner so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden, Arps, with respect to our qualification as a REIT. This opinion will be issued in connection with this prospectus. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps will represent only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets, the sources of our income, and the nature, construction, character and intended use of our properties. We have asked Skadden, Arps to assume for purposes of its opinion that any prior legal opinions we received to the effect that we were taxable as a REIT are correct. The opinion of Skadden, Arps, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is a part, will be expressed as of the date issued, and will not cover subsequent periods. The opinions of counsel impose no obligation on them to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law.

Furthermore, both the validity of the tax opinions, and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by tax counsel. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our common stock. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. See "Federal Income Tax Considerations" for a discussion of material federal income tax consequences relating to us and our common stock.

Dividends payable by REITs generally do not qualify for the reduced tax rates under tax legislation enacted in 2003.

Tax legislation enacted in 2003 reduces the maximum tax rate for dividends payable to individuals from 38.6% to 15.0% through 2008. Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

In addition, the relative attractiveness of real estate in general may be adversely affected by the newly favorable tax treatment given to corporate dividends, which could affect the value of our real estate assets negatively.

REIT distribution requirements could adversely affect our liquidity.

We generally must distribute annually at least 90% of our net taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. We intend to make distributions to our stockholders to comply with the requirements of the Internal Revenue Code. However, differences between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement of the Internal Revenue Code. Certain types of assets generate substantial mismatches between taxable income and available cash. Such assets include rental real estate that has been financed through financing structures which require some or all of available cash flows to be used to service borrowings. As a result, the requirement to distribute a substantial portion of our taxable income could cause us to: (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt in order to comply with REIT requirements.

Our mortgage loans contain covenants providing for reserve accounts if our debt service coverage ratio falls to 1.45 or 1.30 times or lower for our February 2004 mortgage loan and December 2004 mortgage loan, respectively. If our debt service coverage ratio were to fall to these levels and we had taxable income, as defined by tax regulations, our ability to distribute 90% of our taxable income, and hence our REIT status, could be jeopardized. Further, amounts distributed will not be available to fund our operations.

Prior to our emergence from Chapter 11 bankruptcy, we funded our operations primarily through debt and equity capital. Since our emergence from bankruptcy on November 1, 2002, we have funded our operations through operating cash flow. We expect to finance our future operations through operating cash flows and our future acquisitions through debt and equity capital. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

The stock ownership limits imposed by the Internal Revenue Code of 1986, as amended, for REITs and our amended and restated certificate of incorporation may inhibit market activity in our stock and may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) at any time during the last half of each taxable year after our first year. Our amended and restated certificate of incorporation states that, unless exempted by our board of directors, no person, other than certain of our existing stockholders and subsequent owners of their stock, may own more than 9.9% of the aggregate value of the outstanding shares of any class or series of our stock. Our board may grant such an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limits could delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Risks Relating to our Common Stock

The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets.

Pursuant to our Amended and Restated Investor Agreement, Fortress Pinnacle Acquisition LLC and its affiliates, Greenhill Capital Partners, L.P. and its related partnerships, or Greenhill, and Abrams Capital Partners II, L.P. and its related partnerships have the right to require us to register their shares of our common stock, including shares to be issued pursuant to the Investment Agreement, under the Securities Act for sale into the public markets. Upon the effectiveness of such a registration statement, all shares covered by the registration statement will be freely transferable.

In addition, following the completion of our initial public offering, we filed a registration statement on Form S-8 under the Securities Act registering an aggregate of 6,476,911 shares of our common stock reserved for issuance under our stock incentive programs. Subject to the exercise of issued and outstanding options, shares registered under the registration statement on Form S-8 are available for sale into the public markets.

The market price of our stock could be negatively affected by sales of substantial amounts of our common stock if Fortress or Greenhill, our two largest stockholders, default under credit agreements secured by their respective holdings of shares of our common stock.

On December 21, 2004, Fortress, our largest stockholder, informed us of the following:

An affiliate of Fortress entered into a credit agreement, dated as of December 21, 2004, with Bank of America, N.A., Morgan Stanley Asset Funding Inc., the other lenders that may become parties thereto and Banc of America Securities LLC. Pursuant to the credit agreement, the affiliate has borrowed $160.0 million from the lenders thereunder and this amount has been secured by a pledge by the affiliate of a total of 19,162,248 shares of our common stock owned by such affiliate. The term of the credit agreement is 18 months. The 19,162,248 shares of common stock represents approximately 28.0% of our issued and outstanding common stock as of May 27, 2005.

The credit agreement contains representations, covenants and default provisions, relating to Fortress, such affiliate and our company and also requires prepayment of a portion of the borrowings by the affiliate in the event the trading price of our common stock decreases below $15.65 and prepayment or payment in full at prices below certain other lower specified levels. In the event of a default under the credit agreement by the affiliate, the lenders may foreclose upon and sell any and all shares of common stock pledged to them. The affiliate has agreed in the credit agreement to exercise its right to cause us to file a shelf registration statement pursuant to the Amended and Restated Investor Agreement dated as of March 31, 2004 among us, Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein. The registration statement will cover sales by the lenders of shares of the pledged common stock in the event of a foreclosure by any of them and is required to be filed by June 6, 2005 pursuant to the credit agreement.

We are not a party to the credit agreement and have not made any representations or covenants and have no obligations thereunder. Mr. Wesley Edens, our Chief Executive Officer and Chairman of our board of directors owns an interest in Fortress and is the Chairman of its Management Committee.

In addition, on February 16, 2005, Greenhill, our second largest stockholder, informed us of the following:

An affiliate of Greenhill Capital Partners LLC entered into a credit agreement, dated as of February 16, 2005, with Morgan Stanley Mortgage Capital, Inc. as Administrative Agent and certain lenders. Pursuant to the credit agreement, the affiliate has borrowed $70.0 million from the lenders thereunder and this amount has been secured by, among other things, a pledge by the affiliate of a total of 8,383,234 shares of our common stock owned by such affiliate, representing approximately 12.2% of our issued and outstanding common stock as of May 27, 2005.

The credit agreement contains customary default provisions and also requires prepayment of a portion of the borrowings by the affiliate in the event the trading price of our common stock decreases below $15.65 and prepayment in full at prices below certain other lower specified levels. In the event of a default under the credit agreement by the affiliate, the lenders thereunder may foreclose upon any and all shares of common stock pledged to them. The affiliate has agreed in the credit agreement to exercise its right to cause us to file a shelf registration statement pursuant to the Amended and Restated Investor Agreement dated as of March 31, 2004 among us, Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein. The registration statement will cover sales by the lenders of shares of the pledged common stock in the event of a foreclosure by any of them and is required to be filed by June 6, 2005 pursuant to the credit agreement.

We are not a party to the credit agreement and have no obligations thereunder. Mr. Robert H. Niehaus, the Vice Chairman of our board of directors, owns an interest in the private equity funds managed by Greenhill Capital LLC and is the Chairman of Greenhill Capital LLC which acts as the general partner of the manager of the borrower and of one of our principal stockholders, Greenhill Capital Partners, L.P.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

As of May 27, 2005, we have an aggregate of 58,869,978 shares of common stock authorized but unissued and not reserved for issuance under our option plans or under outstanding warrants or options. We intend to continue to actively pursue strategic acquisitions of wireless communications towers and other communications sites. We may pay for such acquisitions, at least partly, through the issuance of partnership units in our operating partnership which may be redeemed for shares of our common stock, or by the issuance of additional equity. Any shares issued in connection with our acquisitions, including the issuance of common stock upon the redemption of operating partnership units, the exercise of outstanding warrants or stock options or otherwise would dilute the percentage ownership held by the investors who purchase our shares in any offering of common stock made under this prospectus.

The price of our common stock may fluctuate substantially, which could negatively affect us and the holders of our common stock.

The trading price of our common stock may be volatile in response to a number of factors, many of which are beyond our control, including:

•	a decrease in the demand for our communications sites;

•	the economies, real estate markets and wireless communications industry in the regions where our sites are located;

•	consolidation in the wireless industry;

•	the creditworthiness of our tenants; and

•	fluctuations in interest rates.

In addition, our financial results may be below the expectations of securities analysts and investors. If this were to occur, the market price of our common stock could decrease, perhaps significantly. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using our common stock as consideration. In addition, the U.S. securities markets, and telecommunications stocks in particular, have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Broad market and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares at or above the public offering price, or at all. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial expenses and diversion of our management's attention and resources, which could negatively affect our financial results. In addition, if we decide to settle any class action litigation against us, our decision to settle may not necessarily be related to the merits of the claim.

Our authorized but unissued common and preferred stock may prevent a change in our control.

Our amended and restated certificate of incorporation authorizes us to issue additional authorized, but unissued shares of our common stock or preferred stock. In addition, our board of directors may classify or reclassify any unissued shares of our preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board may establish a series of preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Anti-takeover provisions in our amended and restated certificate of incorporation, the revolving credit agreement, bridge loan and the acquisition credit facility could have effects that conflict with the interests of our stockholders.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult or less beneficial for a third party to acquire control of us or for us to acquire control of a third party even if such a change in control would be beneficial to you.

We have a number of anti-takeover devices in place that will hinder takeover attempts and could reduce the market value of our common stock. Our anti-takeover provisions include:

•	a staggered board of directors;

•	removal of directors only for cause, by 80% of the voting interest of stockholders entitled to vote;

•	blank-check preferred stock;

•	a provision denying stockholders the ability to call special meetings with the exception of Fortress FRIT PINN LLC, Fortress Pinnacle Investment Fund LLC, Greenhill Capital Partners, L.P. and their respective affiliates, so long as they collectively beneficially own at least 50% of our issued and outstanding common stock;

•	our amended and restated certificate of incorporation provides that Global Signal has opted out of the provisions of Section 203 of the Delaware General Corporation Law. Section 203 restricts certain business combinations with interested stockholders in certain situations; and

•	advance notice requirements by stockholders for director nominations and actions to be taken at annual meetings.

In addition, the revolving credit agreement and the acquisition credit facility each provide that it is an event of default if certain of our present larger shareholders or their affiliates cease to collectively own or control, in certain limited circumstances, at least 51% of the voting interest in our capital stock (other than as a result of an issuance of capital stock by us, in which case such percentage shall be reduced to 40%). However, we have a 30-day grace period to repay the loans or otherwise cure the default if any such change in ownership results from (1) a margin call under the Fortress credit agreement secured by its holdings of shares of our common stock or (2) from a sale by such shareholders of shares of our common stock (unless any such sale causes such ownership percentage to fall below 40%, in which case there would be an immediate event of default). In addition, it is an event of default if, within any 12 month period, a majority of the members of the board of directors cease to be those persons who were directors as of the first day of that period, or persons whose nomination or election was approved by the board members as of the first day of that period (excluding in the latter case any person whose initial nomination or assumption occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than board of directors).

It is also an event of default under the revolving credit agreement and the acquisition credit facility if, at any time, Wesley R. Edens, or a replacement who is acceptable to our lenders, ceases to be Chairman of our board of directors, unless a replacement Chairman is appointed, or, if a replacement Chairman has not been appointed, all of the obligations under the revolving credit agreement or the acquisition credit facility, as applicable, have been paid in full, within 30 days.

In addition, our bridge loan provides that it is an event of default if certain of our present larger shareholders or their affiliates cease to collectively own or control, in certain limited circumstances, at least 51% of the voting and economic interest in our capital stock. However, it is not an event of default if certain of our present larger shareholders or their affiliates cease to collectively own or control 51% of the voting and economic interest in our capital stock, provided that ownership percentage in our capital stock held by any other person does not exceed the ownership percentages of our present larger shareholders or their affiliates and our present larger shareholders hold more than 40% of the voting and economic interests in our capital stock. In addition, it is an event of default if, within any 12 month period, a majority of the members of the board of directors cease to be those persons who were directors as of the first day of that period, or persons whose nomination or election was approved by the board members as of the first day of that period (excluding in the latter case any person whose initial nomination or assumption occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than board of directors).

We have not established a minimum dividend payment level, there are no assurances of our ability to pay dividends in the future, and our ability to maintain our current dividend level depends both on our earnings from existing operations and our ability to invest our capital to achieve targeted returns.

We intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. We have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital. Our ability to continue to pay dividends at current levels will depend, among other things, on our ability to invest the capital raised in any offering made under this prospectus, at returns similar to the acquisitions we have closed to date.

Global Signal Inc. is a holding company with no material direct operations.

Global Signal Inc. is a holding company with no material direct operations. Its principal assets are the equity interests it holds in its operating subsidiaries. In addition, we own substantially all of our assets and conduct substantially all of our operations through Global Signal OP. As a result, Global Signal Inc. is dependent on loans, dividends and other payments from its subsidiaries and from Global Signal OP to generate the funds necessary to meet its financial obligations and pay dividends. Global Signal Inc.'s subsidiaries and Global Signal OP are legally distinct from Global Signal Inc. and have no obligation to make funds available to it.

Your ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock.

As of May 27, 2005 Fortress and its affiliates beneficially own approximately 31,047,879 shares, or 44.9%, of our common stock, Greenhill and its affiliates beneficially own approximately 10,543,978 shares, or 15.4%, of our common stock and Abrams Capital, LLC and its affiliates beneficially own approximately 8,707,241 shares, or 12.7% of our common stock. Three of our directors are associated with these stockholders. As a result, Fortress, Greenhill, and Abrams Capital, LLC and their respective affiliates could exert significant influence over our management and policies and may have interests that are different from yours and may vote in a way with which you disagree and which may be adverse to your interests. In addition, this concentration of ownership may have the effect of preventing, discouraging or deferring a change of control, which could depress the market price of our common stock.

A change in interest rates would result in an increase in our interest expense which could adversely affect our results of operations and financial condition.

Global Signal OP's $15.0 million revolving credit agreement bears interest at floating rates, based on either LIBOR or the bank's base rate. Accordingly, an increase in the bank's base rate or LIBOR could lead to an increase in our or Global Signal OP's interest expense, which could have an adverse effect on our results of operations and financial condition. We may incur additional floating rate indebtedness from time to time. In addition, any increase in interest rates also would increase the cost of any new fixed rate borrowings. Furthermore, if we fail to close our anticipated mortgage loan transactions in 2005 and interest rates decrease, we have substantial interest rate swap exposure that may adversely affect our results of operations and financial condition.

Our fiduciary obligations to Global Signal OP may conflict with the interests of our stockholders.

Our wholly owned subsidiary Global Signal GP LLC, as the managing general partner of Global Signal OP, may have fiduciary obligations in the future to the limited partners of Global Signal OP, the discharge of which may conflict with the interests of our stockholders. Currently, Global Signal OP does not have any limited partners other than Global Signal. Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibits such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. For example, if Global Signal GP LLC has a need for liquidity, the timing of a distribution from Global Signal GP LLC to Global Signal Inc. may be a decision that presents such a conflict. The limited partners of Global Signal OP will have the right, beginning one year after they contribute property to the partnership, to cause Global Signal OP to redeem their limited partnership units for cash or shares of our common stock. As managing partner, Global Signal GP LLC's decision as to whether to exchange units for cash or shares of our common stock may conflict with the interest of our common stockholders.

Future limited partners of Global Signal OP may exercise their voting rights in a manner that conflicts with the interests of our stockholders.

Currently, Global Signal OP does not have any limited partners other than Global Signal. In the future, those persons holding units of Global Signal OP, as limited partners, have the right to vote as a class on certain amendments to the operating partnership agreement and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised by future limited partners in a manner that conflicts with the interests of those investors who acquire our common stock in any offering of our common stock made under this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS AND EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends and our ratio of earnings to fixed charges for each of the periods indicated:

	Successor Company				Predecessor Company
	Three Months Ended March 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Two Months Ended December 31, 2002	Ten Months Ended October 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	1.22	1.17	1.40	0.85	5.91	(3.18)	(0.44)
Ratio of Earnings to Fixed Charges	1.22	1.17	1.40	0.85	5.91	(3.18)	(0.44)

For purposes of calculating the above ratios, (i) earnings represent pre-tax income from continuing operations before minority interest, plus fixed charges, less capitalized interest, and (ii) fixed charges represent interest expense (including derivative amortization and fair value changes included in net income) plus capitalized interest, amortization of deferred debt costs, amortization of original issue discount and a portion of rental charges considered to be representative of the interest component in the particular case. The ratios are based solely on historical financial information.

The shortfall of earnings to combined fixed charges for the two months ended December 31, 2002 was approximately $1.0 million, and for the years ended December 31, 2001 and December 31, 2000 was approximately $443.8 million and $128.9 million, respectively.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture," each entered into between us and LaSalle Bank National Association, as trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures."

The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Global Signal. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

The senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

Additionally, the senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of one of our subsidiaries to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and whether the stated maturity date may be extended and the method used to determine or extend those dates;

•	the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any changes necessary to issue the debt securities of any particular series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or United States government obligations with the trustee of the indentures;

•	the names of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Debt.

Under the Subordinated Indenture, "Senior Debt" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Global Signal, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full.

The Subordinated Indenture does not limit the issuance of additional Senior Debt.

Restrictive Covenants

We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Consolidation, Merger, Sale of Assets and Other Transactions

Unless otherwise noted in a prospectus supplement, we will not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the Indentures;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Global Signal; and

•	any other Event of Default provided with respect to Securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60–day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance or covenant defeasance and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the Indentures, we and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

The subordinated debt indentures may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

Global Debt Securities

We may issue registered debt securities in global form. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. A "beneficial" owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the "beneficial interest." We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security:

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Global Signal, the trustee or any other agent of Global Signal or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Trustee

LaSalle Bank National Association will act as Trustee under each of the Senior Indenture and the Subordinated Indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Delaware Law, our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

DESCRIPTION OF CAPITAL STOCK

The following description discusses the general terms of the common stock and preferred stock that we may issue. The prospectus supplement relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter.

General

As of the date hereof, our authorized capital stock consists of:

•	150,000,000 shares of common stock, par value $0.01 per share;

•	20,000,000 shares of preferred stock, par value $0.01 per share.

Set forth below is a summary description of all the material terms of our capital stock. This description is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, a copy of each of which is incorporated as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Subject to our amended and restated certificate of incorporation's restrictions on transfer of our stock, each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Subject to any preference rights of holders of our preferred stock and our amended and restated certificate of incorporation's restrictions on transfer of our stock, the holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, our holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of our holders of preferred stock to prior distribution.

Preferred Stock

Our board of directors may authorize, without action by our stockholders, the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

•	the number of shares to constitute such series and the designations thereof;

•	the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote; provided, however, that the board of directors shall not create any series of preferred stock with more than one vote per share;

•	the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

•	whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

Preferred Stock Dividend Rights

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, dividends in additional shares of preferred stock (whether or not of the same class), shares of common stock, or cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Preferred Stock Rights Upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Preferred Stock Redemption

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of our or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Preferred Stock Conversion Rights

The prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other property. As described under "Redemption" above, under some circumstances preferred stock may be mandatorily converted into common stock or another series of preferred stock.

Preferred Stock Voting Rights

The prospectus supplement will state any voting rights of that series of preferred stock. Unless otherwise indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Permanent Global Preferred Securities

A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

Power to Issue Additional Shares of Common and Preferred Stock

We believe that the power to issue additional shares of common stock or preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

OP Units

The holders of units in our operating partnership, Global Signal Operating Partnership L.P., ("OP Units") will have redemption rights, which will permit them, in some circumstances, to exchange their OP Units for cash, or, at our option, an equivalent number of shares of our common stock, which number is subject to adjustment as provided in the partnership agreement for the operating partnership. We currently own 100% of the OP Units.

Certain Provisions of Our Amended and Restated Certificate of Incorporation and Amended and
Restated Bylaws

Transfer Restrictions

Our amended and restated certificate of incorporation contains restrictions on the number of shares of our stock that a person may own. No person, other than certain of our existing stockholders and subsequent owners of their stock, may acquire or hold, directly or indirectly, in excess of 9.9% of the value of the outstanding shares of any class or series of our stock using ownership calculation rules set forth in our amended and restated certificate of incorporation, unless they first receive an exemption from our board of directors.

Our amended and restated certificate of incorporation further prohibits, among other things, (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h)

of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust (a "REIT"), and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons, or impair our ability to satisfy the REIT income tests. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the proposed transferee of shares of our stock which are transferred to the Trust (as defined below) is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits subject to terms, conditions, representations and undertakings as our board determines provided that such exemption does not result in an individual beneficially owning more than 9.9% of the aggregate value of outstanding shares of each class or otherwise cause us to fail to qualify as a REIT or cause our stock to be beneficially owned by fewer than 100 persons. The person must agree that any violation or attempted violation of these terms, conditions, representations and undertakings will result in the automatic transfer of the shares of stock causing the violation to a trust (the "Trust"). Our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel.

Any attempted transfer of, or other event occurring with respect to, our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to the Trust for the exclusive benefit of one or more charitable beneficiaries ("Charitable Beneficiary"), and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our amended and restated certificate of incorporation) prior to the date of the transfer or event. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the "Trustee") will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Delaware law, the Trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote.

Within 90 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the transfer or event causing the shares to be held in the Trust (for example, a gift, devise or other similar transaction), the Market Price (as defined in our amended and restated certificate of incorporation) of the shares on the day of the transfer or event causing the shares to be held in the Trust and (2) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the Trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of another event not constituting a transfer, the Market Price at the time of such event) and (2) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares. Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and the Charitable Beneficiary.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the Treasury Regulations) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT or for other tax or compliance reasons.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Policies with Respect to Certain Transactions

Under Article Eight of our amended and restated certificate of incorporation, FRIT PINN LLC, Fortress Pinnacle Investment Fund LLC, and Greenhill Capital Partners, L.P. and their respective subsidiaries and affiliates (collectively, the "Significant Stockholders") have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees. If the Significant Stockholders or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates. We have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities in accordance with Section 122(17) of the Delaware General Corporation Law.

In the event that any of our directors and officers who is also a director, officer or employee of any of our Significant Stockholders acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person's capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person's fiduciary duty and is not liable to us if any of the Significant Stockholders pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Pursuant to our code of business conduct and ethics, without prior written approval from our general counsel, our directors, officers or employees may not participate in a joint venture, partnership or other business arrangement with us. We have no other policy with regard to our directors, officers or stockholders having any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without our stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction which would cause a change in our control.

Our amended and restated certificate of incorporation provides that Section 203 of the DGCL, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with its affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation may make a change in control of Global Signal more difficult to effect. Our amended and restated certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2006, 2007 and 2008, respectively. On May 17, 2005, we held our annual stockholders' meeting and all of our class III directors were re-elected and will serve until their term expires in 2008. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our amended and restated bylaws provide that directors may be removed only for cause with the affirmative vote of 80% of the voting interest of stockholders entitled to vote.

Pursuant to our amended and restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See "— Preferred Stock." Our amended and restated bylaws also provide that our stockholders (with the exception of the majority stockholder(s) if Fortress and Greenhill collectively own at least 50% of the then outstanding shares) are specifically denied the ability to call a special meeting of the stockholders. Advance notice must be provided by our stockholders to nominate persons for election to our board of directors as well as to propose actions to be taken at an annual meeting.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	intentional misconduct or a knowing violation of law;

•	liability under the DGCL for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation allows us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

We have entered into indemnification agreements with certain of our directors and executive officers. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders' ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038.

Listing

Our common stock is listed on the NYSE under the symbol "GSL."

Governing Documents

Our articles of incorporation were filed on October 30, 2002, as amended and restated on March 31, 2004. Our amended and restated bylaws were adopted on March 22, 2004. The life of the corporation is perpetual.

The Operating Partnership Agreement

General

We own substantially all of our assets and conduct our operations through an operating partnership, Global Signal Operating Partnership, L.P., or "Global Signal OP." We formed Global Signal OP in order to facilitate our use of the equity of Global Signal OP as acquisition currency, where appropriate. The operating partnership provides us with the ability to structure acquisitions on a tax-efficient basis through the issuance of limited partnership interests in our operating partnership as consideration for assets acquired, giving sellers the ability to defer some or all of the taxes otherwise payable upon a sale.

We are the special limited partner of Global Signal OP and our wholly owned subsidiary, Global Signal GP LLC is the managing general partner of Global Signal OP. Global Signal Inc. holds 99% of the partnership interests and Global Signal GP LLC holds 1% of the partnership interests in Global Signal OP. As the managing general partner, Global Signal GP LLC has the exclusive power to manage and conduct the business of Global Signal OP.

The following is a summary of certain provisions in the partnership agreement of Global Signal OP. This summary is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, a copy of which is filed as Exhibit 10.25 to our Registration Statement on Form S-11 (No. 333-112839), which was filed with the SEC on February 13, 2004.

We transferred the stock of substantially all of our subsidiaries to Global Signal OP. In addition, we will transfer substantially all of the net proceeds of any offering made under this prospectus to Global Signal OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Global Signal OP will be deemed to have simultaneously paid the selling commissions and other expenses associated with any offering made under this prospectus. If Global Signal OP requires additional funds at any time in excess of capital contributions made by us or from borrowings, we or Global Signal GP, the managing general partner, may borrow funds from a financial institution or other lender and lend such funds to Global Signal OP on the same terms and conditions as are applicable to the borrowing of such funds. The managing general partner may also cause Global Signal OP to borrow funds from third parties on such terms as the managing general partner determines appropriate. In addition, Global Signal GP, the managing general partner, is authorized to cause Global Signal OP to issue partnership interests for less than fair market value if it concludes in good faith that such issuance is in its best interest and the best interest of Global Signal OP.

Issuances of Additional Partnership Interests

The managing general partner has the ability to cause the operating partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units with terms, provisions and rights that are preferential to those of the common units. In addition, the partnership agreement of Global Signal OP provides that we may issue additional shares of our common stock, preferred stock or convertible securities, so long as we contribute the proceeds of such issuance to our operating partnership in exchange for partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership's interests issued are substantially similar to the securities that we have issued. Accordingly, in connection with any offering of our common stock made under this prospectus, our operating partnership will issue to us an equivalent amount of common units that have substantially similar rights, preferences and other privileges as the common stock described in "Description of Capital Stock — Common Stock."

Operations

The partnership agreement of Global Signal OP provides that Global Signal OP is to be operated in a manner that enables us to satisfy the requirements for being classified as a REIT for tax purposes.

The partnership agreement provides that Global Signal OP will distribute cash flow from operations to the limited partners of Global Signal OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by the managing general partner such that a holder of one unit of limited partnership interest in Global Signal OP will receive the same amount of annual cash flow distributions from Global Signal OP as the amount of annual dividends paid to the holder of one share of our common stock. Remaining cash from operations will be distributed to us as the special limited partner to enable us to make dividend distributions to our stockholders.

Similarly, the partnership agreement of Global Signal OP provides that taxable income will be allocated to the limited partners of Global Signal OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Global Signal OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Global Signal OP.

Upon the liquidation of Global Signal OP after payment of debts and obligations, any remaining assets of Global Signal OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Exchange Rights

The limited partners of Global Signal OP have the right, beginning one year after they contribute property to the partnership, to cause Global Signal OP to redeem their limited partnership units for cash equal to the value of an equivalent number of shares of our common stock, or, at our option, one share of our common stock for each limited partnership unit redeemed. We will not be able to exercise our right to issue shares of our common stock, however, if such issuance would cause a violation of the ownership limit provisions in our amended and restated certificate of incorporation.

We and our wholly owned subsidiary, Global Signal GP LLC, the managing general partner, cannot (1) voluntarily withdraw as the managing general partner of Global Signal OP or as the special limited partner of Global Signal OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer the managing general partnership interest or special limited partnership interest in Global Signal OP (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Global Signal OP in return for an interest in Global Signal OP and agrees to assume all obligations of the managing general partner of Global Signal OP and the special limited partner of Global Signal OP. We expect that we may also enter into a business combination or we may transfer the managing general partnership interest or the special limited partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Global Signal OP. With certain exceptions, the limited partners other than the special limited partner, prior to the first anniversary of this agreement or of becoming a holder of partnership units, may not transfer their interests in Global Signal OP, in whole or in part, without the written consent of the managing general partner. Subsequently, the limited partners may transfer such interest only to an accredited investor as defined in Rule 501 of the Securities Act of 1933, as amended, and subject to certain other conditions as described in the agreement, including the special limited partner's right of first refusal. The special limited partner has the right to purchase the partnership units within ten days of receiving notice of the proposed transfer.

Amendments

The partnership agreement of Global Signal OP provides that the managing general partner of our operating partnership may not amend the partnership agreement without the consent of the holders of the majority of the limited partnership interest, except that without the consent of any limited partner the managing general partner may amend the agreement to:

•	add to the obligations or surrender the rights, of the managing general partner under the agreement for the benefit of the limited partners,

•	reflect the issuance of additional partnership units or the admission, substitution, termination or withdrawal of partners in accordance with the partnership agreement,

•	reflect inconsequential changes, cure any ambiguity, correct or supplement any provision not inconsistent with law or another provision of the partnership agreement, or make other changes concerning matters under the agreement not otherwise inconsistent with the law or the agreement,

•	satisfy requirements or guidelines under federal or state law,

•	reflect changes that are reasonably necessary for us, as special limited partner, to satisfy the REIT requirements or reflect the transfer of partnership interests from us, as special limited partner, to a subsidiary of ours,

•	modify either or both of the manner in which items of net income or net loss are allocated and the manner in which capital accounts are adjusted, computed or maintained, but only to the extent set forth in the operating partnership agreement in order to comply with the requirements of the Internal Revenue Code and the Treasury Regulations promulgated thereunder,

•	issue additional partnership interests in the operating partnership, or

•	modify the partnership in any way that is reasonably necessary for our business or operations or those of the partnership that does not violate the immediately succeeding paragraph.

The partnership agreement of Global Signal OP provides that the managing general partner may not, without the consent of each limited partner adversely affected, make any amendment to the operating partnership agreement that would (1) convert a limited partnership interest into a managing general partner interest or modify the limited liability of a limited partner, (2) alter the distribution rights or the allocations described in the agreement, or (3) modify the redemption rights.

Indemnification

The partnership agreement of Global Signal OP provides that neither we, as special limited partner, nor Global Signal GP LLC, as managing general partner, nor any of our directors and officers or the directors and officers of Global Signal GP are liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we, Global Signal GP, our director or officer or a director or officer of Global Signal GP act in good faith.

In addition, the partnership agreement requires our operating partnership to indemnify and hold us harmless, as special limited partner, and our directors, officers and any other person we designate, and Global Signal GP LLC, as managing general partner, and its directors, officers and any other person it designates, from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	indemnitee acted with willful misconduct or a knowing violation of the law, or

•	the indemnitee actually received an improper personal benefit in violation or breach of any provision of the Partnership Agreement.

The partnership agreement provides that no indemnitee may subject any partner of our operating partnership to personal liability with respect to the indemnification obligation.

Term

Our operating partnership will continue in full force and effect indefinitely.

Tax Matters

Global Signal GP, as managing general partner, is the tax matters partner of our operating partnership, and Global Signal GP has the authority to make tax elections under the Internal Revenue Code on behalf of the partnership.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, is filed as an exhibit to the registration statement of which this prospectus is a part.

We may issue depositary receipts, called "depositary shares," representing interests in shares of particular series of preferred stock. We will deposit the preferred stock of a series that is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares in accordance with a deposit agreement between the depositary and us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preferred stock, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders. In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Preferred Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into other shares of preferred stock or common stock or has been exchanged for debt securities; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Global Signal.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include some or all of following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	any maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

•	change our obligations to maintain an office or agency where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities or the applicable indenture may be served; or

•	make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of preferred stock or common stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences relating to the acquisition, holding, and disposition of our stock or other securities. For purposes of this section under the heading "Federal Income Tax Considerations," references to "Global Signal," "we," "our," and "us" mean only Global Signal Inc. and its predecessor, Pinnacle Holdings Inc., and not its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed herein. This summary also assumes that we and our subsidiaries and affiliated entities will operate in accordance with our applicable organizational documents or partnership agreements. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules, such as:

•	an insurance company;

•	a financial institution or broker dealer;

•	a regulated investment company;

•	a holder who received our stock through the exercise of employee stock options or otherwise as compensation;

•	a person holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment;

and, except to the extent discussed below:

•	a tax-exempt organization; and

•	a foreign investor.

This summary assumes that you will hold our stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our stock to any particular stockholder will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences (including the federal, state, local, and foreign tax consequences) to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of Global Signal

We elected to be taxed as a REIT, commencing with our initial taxable year ended December 31, 1995. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps") has acted as our special tax counsel in connection with our election to be taxed as a REIT. We expect to receive an opinion of Skadden, Arps to the effect that we are organized in conformity with the requirements for qualification as a REIT under the Code, and that our actual method of operation has enabled, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps will be based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our organization, assets, and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps or us that we will so qualify for any particular year. We have asked Skadden, Arps to assume for purposes of its opinion that any prior legal opinions we received to the effect that we were taxable as a REIT are correct. The opinion of Skadden, Arps, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is a part, will be expressed as of the date issued, and will not cover subsequent periods. The opinions of counsel impose no obligation on them to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, asset ownership, distribution levels, and diversity of stock ownership, various qualification requirements imposed on REITs by the Code, compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify as a REIT depends in part on the operating results, organizational structure, and entity classification for federal income tax purposes of certain affiliated entities, the status of which may not be reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "— Requirements for Qualification — General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "— Failure to Qualify."

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This deduction for dividends paid substantially eliminates the "double taxation" of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. Thus, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level upon the distribution of that income.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") reduced the rate at which individual stockholders are taxed on corporate dividends from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains) for the 2003 through 2008 tax years. With limited exceptions, however, dividends received by stockholders from us, or from other entities that are taxed as REITs, are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income, which, pursuant to the 2003 Act, will be as high as 35% through 2010. See "Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "Taxation of Stockholders."

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

•	If we earn net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a "prohibited transactions" 100% tax. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in our ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%). We do not anticipate receiving any income from foreclosure property.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with our gross income.

•	Similarly, pursuant to provisions in recently enacted legislation that take effect in 2005, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "— Requirements for Qualification — General."

•	A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	Certain of our subsidiaries are subchapter C corporations, the earnings of which could be subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

(7)	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our amended and restated certificate of incorporation provides restrictions regarding transfers of its shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under "— Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the recently enacted American Jobs Creation Act of 2004 (the "2004 Act") includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see "— Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. These provisions of the 2004 Act become effective beginning with the 2005 tax year. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, such as our operating partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities, and items of income of our future investment in the operating partnership will be treated as our assets, liabilities, and items of income for purposes of applying the REIT requirements described below. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in an Operating Partnership."

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly owned by a REIT, or by one or more disregarded subsidiaries of the REIT, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "— Asset Tests" and "— Income Tests."

Taxable Subsidiaries.    A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary ("TRS") of the REIT. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). As noted above, we have 5 TRS entities, Global Signal REIT Savings TRS, Inc., Pinnacle Towers IV Inc., Pinnacle Towers V Inc., Shaffer and Associates, Inc., and Sierra Towers, Inc.

Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property

(i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions, including the following, are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. We have reviewed our properties and have determined that rents attributable to personal property do not exceed 15% of the total rent with respect to any particular lease. Due to the specialized nature of our properties, however, there can be no assurance that the IRS will not assert that rent attributable to personal property with respect to a particular lease is greater than 15% of the total rent with respect to such lease. If the amount of any such non-qualifying income, together with other non-qualifying income, exceeds 5% of our taxable income, we may fail to qualify as a REIT. Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenues. We and our affiliates are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Furthermore, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. In addition, we generally may not, and will not, charge rent that is based in whole or in part on the income or profits of any person, except for rents that are based on a percentage of the tenant's gross receipts or sales. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the tenant's equity.

We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

Any income or gain we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will not be treated as non-qualifying income for purposes of the 95% gross income test, provided that specified requirements are met, but generally will constitute non-qualifying income for purposes of the 75% gross income test. Such requirements include that the instrument hedges risks associated with indebtedness issued or to be issued by us or our pass-through subsidiaries incurred to acquire or carry "real estate assets" (as described below under "— Asset Tests"), and, effective beginning in 2005, the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

We believe that substantially all of our gross income will be treated for purposes of the REIT gross income tests as rents from real property (i.e. rents received by us from wireless providers in respect of leases that entitle such providers to mount transmission equipment on such towers). On July 18, 2000 the IRS issued a private letter ruling to one of our non-wholly owned corporate subsidiaries in which we now own a 100% interest. In that ruling, the IRS concluded that the entity's lease and license interests in certain rooftops constituted real estate assets for purposes of the REIT assets tests as described below, and that the income received by the entity in respect of subleases of tower space mounted on those rooftops represented rents from real property for purposes of the REIT gross income tests. It should be noted that this private letter ruling may only be relied upon by the entity to which it was issued and is not binding on the IRS as to the tax treatment of Global Signal or any other subsidiary of ours. Nonetheless, private letter rulings often reflect the current thinking of the IRS. We do not intend to seek an IRS ruling or opinion of counsel concerning the treatment of our tower lease income for purposes of the REIT income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and, with respect to our taxable years beginning before 2005, any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "— Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term "real estate" assets includes interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Securities that do not qualify for purposes of this 75% test are subject to the additional asset tests described below, while securities that do qualify for purposes of the 75% asset test are generally not subject to the additional asset tests.

Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, and for taxable years beginning prior to December 31, 2000, the 10% value test does not apply to "straight debt" having specified characteristics.

Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT's total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for "straight debt," or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by us that is issued by another REIT may not so qualify.

The 2004 Act contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. These provisions are generally effective beginning with the 2005 tax year, except as otherwise noted below.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the 2004 Act applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT's total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The 2004 Act also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt," which now has an expanded definition and includes securities having certain contingency features. A newly enacted restriction, however, precludes a security from qualifying as "straight debt" where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the 2004 Act provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under " — Income Tests." The 2004 Act also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate equity interest in that partnership. Each of the changes described in this paragraph that were made by the 2004 Act have retroactive effect beginning with the 2001 tax year.

We believe that our holdings of assets comply, and will continue to comply, with the foregoing REIT asset requirements, including the provisions as modified by the 2004 Act, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. The IRS has ruled in a published revenue ruling that transmitting and receiving communications towers similar to those currently owned by us and which are built on pilings or foundations similar to those upon which our towers are built, as well as ancillary buildings and heating and air conditioning systems, constitute inherently permanent structures and are therefore regarded as real estate assets for purposes of the REIT asset tests. In addition, on July 18, 2000, the IRS issued a private letter ruling to one of our then non-wholly owned corporate subsidiaries in which we now own a 100 percent interest. In that ruling, the IRS concluded that the entity's lease and license interests in certain rooftops constituted real estate assets for purposes of the REIT assets tests and that the income received by the entity in respect of subleases of tower space mounted on those rooftops represented rents from real property for purposes of the REIT gross income tests. It should be noted that this private letter ruling may only be relied upon by the entity to which it was issued and is not binding on the IRS as to our tax treatment or any other subsidiary of ours. Nonetheless, private letter rulings often reflect the current thinking of the IRS. We do not intend to seek an IRS ruling or an opinion of counsel as to the classification of our rooftop leases or our towers for purposes of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset requirements.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and net capital gains); and

(2)	90% of the net income, if any, (after tax) from foreclosure property (as described below); minus

(b)	the sum of specified items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, a distribution for a taxable year may be declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Stockholders of ours would then increase the adjusted basis of their Global Signal stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See "Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. Other sources of non-cash taxable income include real estate and securities that are financed through securitization structures, which require some or all of available cash flows to be used to service borrowings, loans held by us as assets that are issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at a rate of 15% (through 2008) pursuant to the 2003 Act, and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Loss Carryovers

We have substantial net operating loss ("NOL") carryovers from prior taxable years. In connection with the consummation of our 2002 restructuring, we realized significant cancellation of indebtedness income, all of which was excluded from our gross income for federal income tax purposes. Under the Code, the amount of cancellation of indebtedness income so excluded substantially reduced our NOL carryovers accumulated prior to November 1, 2002. In addition, we expect that our depreciation deductions will be reduced for a period of five years after the date on which we received the capital investment from our new investors in the restructuring. Furthermore, our ability to utilize our NOLs to offset our future income has been limited significantly as a result of our restructuring. The effect of such reductions of, and limitations on our ability to utilize, our cumulative NOL carryovers and such reduction of our depreciation deductions will be either to reduce our future NOLs or to increase our REIT taxable income that must be distributed to our stockholders.

REITs generally pay little federal income tax because of the distribution requirements and the deduction for dividends paid to which REITs are generally entitled. A REIT's NOLs are not deductible by its stockholders, and, in general, do not affect the tax treatment to stockholders of distributions received from the REIT. If a REIT uses its NOLs to offset its taxable income and thus reduce its distribution requirements, it may nonetheless be subject to the alternative minimum tax because a portion of the deduction for NOLs is denied for that purpose.

If we undergo an "ownership change" within the meaning of the Code and the Treasury regulations, our ability to subsequently use our existing NOLs, and any other NOLs generated prior to the time of that ownership change, may be limited. In that case, the amount of the NOLs that we may use would generally be limited to the lower of our current NOL limitation, as discussed above, or the product of the value of our stock at the time of the ownership change multiplied by the long-term tax-exempt rate, which is a measure of interest rates on long-term tax-exempt bonds. To the extent our ability to use NOLs decreases, our REIT taxable income may increase. That increase may reduce the portion of our distributions that can be classified as a tax-free return of capital and, consequently, may increase the extent to which our distributions become taxable to our stockholders. See "— Taxation of Taxable Domestic Stockholders — Distributions" below. In general, an ownership change occurs if one or more large stockholders, known as "5% stockholders," including groups of stockholders that may be aggregated and treated as a single 5% stockholder, increase their aggregate percentage interest in us by more than 50 percentage points over their lowest ownership percentage during the preceding three-year period. Accordingly, no assurance can be given that an ownership change will not occur. Investors are therefore cautioned that our NOLs may not be available to us in their entirety and without limitation.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% excise tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Foreign Investments

We and our subsidiaries currently hold and may acquire additional investments, and accordingly pay taxes, in foreign countries. Taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments may also generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 95% or 75% income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Hedging Transactions

We and our subsidiaries from time to time enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. For taxable years beginning prior to 2005, to the extent that we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income from the instrument, or gain from the disposition of it, would be qualifying income for purposes of the REIT 95% gross income test, but not for the 75% gross income test. To the extent that we hedge with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met.

For taxable years beginning in 2005, the 2004 Act exempts from the 95% REIT income test, income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes or currency fluctuations with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets. In general, for a hedging transaction to be "clearly identified," (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally, not more than 35 days after entering into the hedging transaction).

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in an Operating Partnership

General

We currently hold our real estate assets through pass-through subsidiaries. In the future, we may consolidate our pass-through subsidiaries underneath a single "operating partnership." In general, a partnership is a "pass-through" entity that is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Thus, we would include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we would include our proportionate share of the assets held by the operating partnership. Consequently, to the extent that we hold an equity interest in an operating partnership, the partnership's assets and operations may affect our ability to qualify as a REIT.

Entity Classification

Our investment in an operating partnership involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of such partnership. If the IRS were to successfully treat an operating partnership as an association, as opposed to a partnership, for federal income tax purposes, the operating partnership would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of Global Signal — Asset Tests" and "— Income Tests," and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Taxation of Global Signal — Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of an operating partnership for tax purposes could be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an operating partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. These rules may apply to a contribution of property by us to an operating partnership. To the extent that the operating partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may apply to the contribution by us to the operating partnership of the cash proceeds received in offerings of our stock. As a result, partners, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Sale of Properties

Our share of any gain realized by the Operating Partnership or any other subsidiary partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% excise tax. See "— Taxation of REITs in General" and "— Prohibited Transactions." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction. The Operating Partnership and our other subsidiary partnerships generally intend to hold their interests in properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, operating, financing and leasing the properties, and to make occasional sales of the properties, including peripheral land, as are consistent with our investment objectives.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions.    Provided that we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum federal rate through 2008) for qualified dividends received by individuals from taxable C corporations pursuant to the 2003 Act. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (1) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (2) dividends received by the REIT from TRSs or other taxable C corporations, or (3) income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions from us that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat stockholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits generally will be allocated first to distributions with respect to preferred stock, and then to common stock. If we have net capital gains and designate some or all of our distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Global

Signal and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

Dispositions of Global Signal Stock.    In general, a domestic stockholder will realize gain or loss upon the sale, redemption, or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the stockholder's adjusted tax basis in the stock at the time of the disposition. In general, a stockholder's tax basis will equal the stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (discussed above), less tax deemed paid on it, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of our stock will, pursuant to the 2003 Act, be subject to a maximum federal income tax rate of 15% (through 2008) if our stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition, the 2004 Act imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders of our stock. A "non-U.S. holder" is any person other than:

(a)	a citizen or resident of the United States;

(b)	a corporation or partnership created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

(c)	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

(d)	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

The discussion is based on current law and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends.    The portion of dividends received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an income tax treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder's basis in its Global Signal stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (for example, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will, except as discussed below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT attributable to dispositions by that REIT of assets other than USRPIs are generally not subject to U.S. income or withholding tax.

Pursuant to the 2004 Act, a capital gain dividend by us that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from us (see "— Taxation of Foreign Stockholders — Ordinary Dividends"), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividend is received. This provision of the 2004 Act is effective for tax years beginning after December 31, 2004.

Dispositions of Global Signal Stock.    Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, our stock nonetheless will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our stock by a non-U.S. holder should not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, no assurance can be given that we will be a domestically controlled REIT.

In the event that we do not constitute a domestically controlled REIT, a non-U.S. holder's sale of stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the stock owned is of a class that is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, and (2) the selling non-U.S. holder held 5% or less of our outstanding stock of that class at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Estate Tax.    Global Signal stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). Provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or our becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The American Jobs Creation Act of 2004 contains a number of provisions that affect the tax treatment of REITs and their stockholders. As discussed above, the 2004 Act includes provisions that generally ease compliance with certain REIT asset requirements, with the REIT 95% gross income requirement (in connection with income from hedging activities), and which grant relief in cases involving violations of the REIT asset and other requirements, provided that specified conditions are met. See "Taxation of Global Signal — Requirements for Qualification — General," "— Asset Tests" and "— Income Tests." The 2004 Act also alters the tax treatment of capital gain dividends received by foreign stockholders in some cases. See "Taxation of Stockholders — Taxation of Foreign Stockholders — Capital Gain Dividends." These changes are generally effective beginning in 2005, except that the provisions relating to the 10% asset (value) requirement have retroactive effect to 2001.

The 2003 Act reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (from May 6, 2003 through 2008) and on dividends payable by taxable subchapter C corporations from 38.6% to 15% (from January 1, 2003 through 2008). While gains from the sale of the stock of REITs are eligible for the reduced tax rates, dividends payable by REITs are not eligible for the reduced tax rates except in limited circumstances. See "Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions." As a result, dividends received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, the proposals described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the federal income tax treatment discussed above. We will pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in stock or other securities of ours.

PLAN OF DISTRIBUTION

We may sell the common stock, preferred stock, depositary shares and any series of debt securities and warrants being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents or dealers to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, dealers, underwriters, remarketing firms and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In compliance with the guidelines of the National Association of Securities Dealers, Inc. (the "NASD"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain tax matters and the validity of the securities offered by us hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering. Certain partners of Skadden, Arps, Slate, Meagher & Flom LLP and their respective family members hold an aggregate of less than 1.0% of our outstanding shares of common stock.

EXPERTS

The consolidated financial statements and schedules of Global Signal Inc. at December 31, 2004 and 2003, and for the years ended December 31, 2004 and 2003, the two months ended December 31, 2002 and the ten months ended October 31, 2002, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 and the statement of revenue and certain expenses of Lattice Acquisition for the year ended December 31, 2003, incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed on June 6, 2005, have been so incorporated in reliance on the reports of Ernst & Young LLP, independent registered certified public accountants, given on the authority of such firm as experts in accounting and auditing.

The Statement of Revenue and Certain Expenses of Sprint Sites USA for the year ended December 31, 2004, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The Statement of Revenue and Certain Expenses of ForeSite 2005 Acquisition for the year ended December 31, 2004, incorporated in this prospectus by reference to our Current Report on Form 8-K filed on June 6, 2005, has been so incorporated in reliance on the report of Dixon Hughes PLLC, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audited statement of revenue and direct operating expenses of SunCom Acquisition for the year ended December 31, 2004, incorporated in this prospectus by reference to our Current Report on Form 8-K dated June 6, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the Registrant. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$117,700
Trustee Fees and Expenses	$20,000	*
Printing and Engraving Fees and Expenses	$25,000	*
Accounting Fees and Expenses	$150,000	*
NASD Fees	$75,500	*
Legal Fees	$125,000	*
Miscellaneous	$10,000	*
Total	$523,200	*

* Estimated

Item 15.    Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (1) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation states that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as director, except for breaches of the duty of loyalty, and for acts or omissions in bad faith or involving intentional misconduct or knowing violation of law. Directors are also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the Delaware Corporation Law. To the maximum extent permitted under Section 145 of the Delaware Corporation Law, our amended and restated certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

Our amended and restated bylaws indemnify, to the fullest extent permitted by the Delaware Corporation Law, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was our director or officer. However, such indemnification is permitted only if such person acted in good faith, lawfully and not against our best interests. Indemnification is authorized on a case-by-case basis by (1) our board of directors by a majority vote of disinterested directors, (2) by a committee of the disinterested directors, (3) by independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) by the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if later determined that he or she is not entitled to indemnification.

We have entered into indemnification agreements (the "Indemnification Agreements") with certain of our directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated by-laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the advancement or payment of all expenses to the Indemnitee and for reimbursement to us if it is found that such Indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated by-laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors' and officers' liability insurance for our officers and directors.

The partnership agreement of Global Signal OP provides that neither we, as special limited partner, nor Global Signal GP LLC, as managing general partner, nor any of our directors and officers or the directors and officers of Global Signal GP are liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we, Global Signal GP, our director or our officer or a director or officer of Global Signal GP act in good faith.

In addition, the partnership agreement requires our operating partnership to indemnify and hold us, as special limited partner, and our directors, officers and any other person we designate, and Global Signal GP LLC, as managing general partner, and its directors, officers and any other person it designates from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	indemnitee acted with willful misconduct or a knowing violation of the law, or

•	the indemnitee actually received an improper personal benefit in violation or breach of any provision of the Partnership Agreement.

The partnership agreement provides that no indemnitee may subject any partner of our operating partnership to personal liability with respect to the indemnification obligation.

Item 16.    List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits beginning on page II-7 and are incorporated herein by reference.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on June 6, 2005.

GLOBAL SIGNAL INC.

By:	/s/ Wesley R. Edens Name: Wesley R. Edens Title: Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes, constitutes and appoints Wesley R. Edens, David J. Grain, William T. Freeman and Greerson G. McMullen, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, and any related registration statement and its amendments and post-effective amendments filed pursuant to Rule 462(b) under the Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wesley R. Edens	Chief Executive Officer and Chairman of the Board	June 6, 2005

Wesley R. Edens

/s/ David J. Grain	President	June 6, 2005

David J. Grain

/s/ William T. Freeman	Executive Vice President, Chief Financial Officer, and Assistant Secretary	June 6, 2005

William T. Freeman

/s/ Jeffrey H. Foster	Chief Accounting Officer	June 6, 2005

Jeffrey H. Foster

/s/ David Abrams	Director	June 6, 2005

David Abrams

/s/ Robert Niehaus	Director	June 6, 2005

Robert Niehaus

/s/ Robert Gidel	Director	June 6, 2005

Robert Gidel

/s/ Howard Rubin	Director	June 6, 2005

Howard Rubin

/s/ Mark Whiting	Director	June 6, 2005

Mark Whiting

/s/ Douglas Jacobs	Director	June 6, 2005

Douglas Jacobs

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for common stock, preferred stock, warrants and debt securities to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein
2.1	Order Confirming Second Amended Joint Plan of Reorganization of Pinnacle Towers III Inc., Pinnacle Holdings Inc., Pinnacle Towers Inc. and Pinnacle San Antonio LLC, dated October 9, 2002 (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-11 (No. 333-112839) filed on February 13, 2004)
2.2.1	First Amended Joint Plan of Reorganization of Pinnacle Holdings Inc., Pinnacle Towers Inc., Pinnacle Towers III Inc. and Pinnacle San Antonio LLC, dated June 27, 2002 (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-11 (No. 333-112839) filed on February 13, 2004) (incorporated by reference to Exhibit 2.2 to the Company's Form 8-K (No. 001-32168) filed on July 1, 2004)
2.2.2	Amendment to Debtors' First Amended Disclosure Statement and First Amended Joint Plan of Reorganization, dated September 18, 2002 (incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-11 (No. 333-112839) filed on February 13, 2004)
2.3	Asset Purchase Agreement by and between Lattice Communications, LLC and Pinnacle Towers Acquisition LLC, dated as of July 29, 2004 (incorporated by reference to Exhibit 2.2 of the Company's Form 10-Q (No. 001-32168) filed on August 13, 2004)†
2.4	Membership Interest Purchase Agreement by and among Pinnacle Towers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of April 22, 2004 (incorporated by reference to Exhibit 2.4 to the Company's Registration Statement on Form S-11(Amendment No. 2) (No. 333-112839) filed on April 29, 2004)†
2.4.1	First Amendment to Membership Interest Purchase Agreement by and among PinnacleTowers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of June 30, 2004 (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K (No. 001-32168) filed on July 1, 2004)
2.5	Purchase and Sale Agreement by and among VSS-Goldenstate, LLC, Goldenstate Towers, LLC, and Pinnacle Towers Acquisition LLC and, for the limited purposes set forth therein, VS&A Communications Partners III, L.P., dated September 29, 2004 (incorporated by reference to Exhibit 2.1 to the Company's Form 10-Q (No. 001-32168) filed on November 9, 2004)†
4.1	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-11 (Amendment No. 3) (No. 333-112839) filed on May 19, 2004)
4.2	Amended and Restated Investor Agreement dated as of March 31, 2004 among Global Signal Inc., Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships named therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-11 (Amendment No. 1) (No. 333-112839) filed on April 2, 2004)

Exhibit No.	Exhibit
4.3	Warrant Agreement between Pinnacle Holdings Inc. and Wachovia Bank, N.A., dated November 1, 2002 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-11 (No. 333-112839) filed on February 13, 2004)
4.4	Form of Senior Indenture, to be entered into between the Company and LaSalle Bank National Association, as trustee
4.5	Form of Subordinated Indenture, to be entered into between the Company and LaSalle Bank National Association, as trustee
4.6	Form of any Senior Note with respect to each particular series of Senior Notes issued hereunder (included in Exhibit 4.4)
4.7	Form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder (included in Exhibit 4.5)
4.8	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein
4.9	Form of any preferred stock certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein
4.10	Form of Warrant Agreement
4.11	Form of Warrant Certificate (included in Exhibit 4.10)
4.12	Form of Deposit Agreement
4.13	Form of Depositary Receipt (included in Exhibit 4.12)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters
12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Ernst & Young LLP – Tampa, Florida
23.2	Consent of Ernst & Young LLP - Cincinnati, Ohio
23.3	Consent of KPMG LLP
23.4	Consent of Dixon Hughes PLLC
23.5	Consent of PricewaterhouseCoopers LLP
23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and Exhibit 8.1)
24.1	Powers of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association as trustee

†	Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.